Exhibit 4.1

DRAGONWAVE INC.

and

COMPUTERSHARE TRUST COMPANY OF CANADA

and

COMPUTERSHARE TRUST N.A.

WARRANT INDENTURE

[  ], 2016

4.5	No Adjustment for Stock Options, etc.	30
4.6	Determination by Corporation’s Auditors	30
4.7	Proceedings Prior to Any Action Requiring Adjustment	30
4.8	Action Requiring Adjustment	31
4.9	Certificate of Adjustment	31
4.10	Notice of Special Matters	31
4.11	No Action After Notice	31
4.12	Protection of Warrant Agent	31
4.13	Adjustments Cumulative	32

ARTICLE 5 COVENANTS OF THE CORPORATION		32
5.1	Purchases by the Corporation	32
5.2	Issuance of Common Shares	32
5.3	Warrant Agent Remuneration and Expenses	33
5.4	To Perform Covenants	34
5.5	Warrant Agent May Perform Covenants	34
5.6	Securities Qualification Requirements	34

ARTICLE 6 ENFORCEMENT		34
6.1	Suits by Holders of Warrants	34
6.2	Waiver of Default	35

ARTICLE 7 MEETINGS OF HOLDERS OF WARRANTS		35
7.1	Right to Convene Meetings	35
7.2	Notice of Meetings	35
7.3	Chairman	36
7.4	Quorum	36
7.5	Power to Adjourn	36
7.6	Show Of Hands	36
7.7	Poll	36
7.8	Voting	37
7.9	Regulations	37
7.10	Corporation and Warrant Agent May Be Represented	37
7.11	Powers Exercisable By Extraordinary Resolution	37
7.12	Meaning of “Extraordinary Resolution”	38
7.13	Powers Cumulative	39
7.14	Minutes	39
7.15	Instruments in Writing	39
7.16	Binding Effect of Resolutions	40
7.17	Holdings by Corporation and its Subsidiaries Disregarded	40

ARTICLE 8 NOTICES		40
8.1	Notice to the Corporation and the Warrant Agent	40
8.2	Notice to Holders of Warrants	41
8.3	Mail Service Information	41

ARTICLE 9 CONCERNING THE WARRANT AGENT		41
9.1	Warrant Indenture Legislation	41
9.2	No Conflict of Interest	42

2

9.3	Replacement of Warrant Agent	42
9.4	Evidence, Experts and Advisers	43
9.5	Warrant Agent May Deal in Securities	44
9.6	Warrant Agent Not Ordinarily Bound	44
9.7	Warrant Agent Not Required To Give Security	44
9.8	Warrant Agent Not Required To Give Notice of Default	44
9.9	Acceptance of Appointment	44
9.10	Duties of Warrant Agent	44
9.11	Actions by Warrant Agent	45
9.12	Protection of Warrant Agent	45
9.13	Indemnification of the Warrant Agent	46
9.14	Third Party Interests	46
9.15	Not Bound To Act	46
9.16	Privacy Laws	47
9.17	Documents, Monies, etc. Held by Warrant Agent	47
9.18	Actions by Warrant Agent to Protect Interest	48
9.19	Warrant Agent Not to be Appointed Receiver	48
9.20	Compliance with Privacy Code	48

ARTICLE 10 SUPPLEMENTAL INDENTURES		48
10.1	Supplemental Indentures	48
10.2	Successor Entities	49

ARTICLE 11 GENERAL PROVISIONS		50
11.1	Execution	50
11.2	Rights of Rescission	50
11.3	Force Majeure	50
11.4	Termination	50
11.5	Warrants Owned by the Corporation or its Subsidiaries — Certificate to be Provided	51
11.6	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Holders	51
11.7	Stock Exchange Consents	51

SCHEDULE “A”		1
SCHEDULE “B”		1
SCHEDULE “C”		1

3

WARRANT INDENTURE

THIS WARRANT INDENTURE is dated [  ], 2016

BETWEEN:

DRAGONWAVE INC., a corporation incorporated under the federal laws of Canada (the “Corporation”)

AND

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada

AND

COMPUTERSHARE TRUST N.A., a national banking association (together with Computershare Trust Company of Canada, the “Warrant Agent”)

WHEREAS:

A.                                    All capitalized terms used in these recitals have the meanings ascribed to them in Section 1.1 below;

B.                                    In connection with the Offering, the Corporation proposes to create and issue up to a maximum of [  ] Long-Term Warrants and up to a maximum of [  ] Short-Term Warrants, all as further set forth in the Underwriting Agreement dated [  ], 2016 between the Corporation and the Underwriter;

C.                                    Each Warrant shall entitle the Holder thereof to receive, upon payment of the Exercise Price, and subject to adjustment in certain circumstances, one Warrant Share at any time prior to the Expiry Time upon the terms and conditions herein set forth; and

D.                                    The Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those Persons who from time to time become Holders of Warrants issued pursuant to this Indenture;

NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged by each of the Corporation and the Warrant Agent, the Corporation appoints the Warrant Agent as agent for the Holders, to hold all rights, interests and benefits contained in this Indenture for and on behalf of those Persons who from time to time become holders of Warrants issued pursuant to this Indenture, and the parties hereby covenant, agree and declare as follows:

ARTICLE 1
INTERPRETATION

1.1          Definitions

In this Indenture, including the recitals and schedules hereto, the following words and phrases shall have the following meanings:

“Affiliate” means an “affiliate” as such term is used in the Securities Act (Ontario);

“Attribution Parties” shall have the meaning ascribed thereto in Section 3.8.3;

“Authenticated” means: (a) with respect to  the issuance of a Warrant Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Warrant Agent; and (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant as required by Section 2.3 are entered in the register of holders of Warrants; and “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

“Beneficial Owner” means a Person that has the beneficial ownership interest in a Warrant that is represented by a Global NCI Position;

“Beneficial Ownership Limitation” shall have the meaning ascribed thereto in Section 3.8.3;

“Black Scholes Value” shall have the meaning ascribed thereto in Section 4.1.1(e);

“Bloomberg” means Bloomberg, L.P.;

“Business Day” means any day (other than a Saturday, Sunday or statutory holiday or any other day on which banks are not open for business) on which the principal transfer office of the Warrant Agent in Toronto, Ontario is open for business;

“Buy-in” shall have the meaning ascribed thereto in Section 3.3.5;

“Capital Reorganization” shall have the meaning ascribed thereto in Section 4.1.1(c);

“CDS” means CDS Clearing and Depository Services Inc. or its successor, or such other depository offering a book based securities registration and transfer system similar to that administered by CDS that the Corporation, with the consent of the Warrant Agent, acting reasonably, may designate;

“Certificated Warrant” means a Warrant evidenced by a writing or writings substantially in the form of the Warrant Certificate attached hereto at Schedule “A” or Schedule “B”, as applicable;

“Common Share Reorganization” shall have the meaning ascribed thereto in Section 4.1.1(a);

“Common Shares” means the fully paid and non-assessable common shares in the capital of the Corporation and “Common Share” means any one of them;

“Confirmation” shall have the meaning ascribed thereto in Section 3.2.6(a);

“Convertible Security” means a security of the Corporation (other than the Warrants) or of any other issuer convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

“Corporation” means DragonWave Inc.;

“Corporation’s Auditors” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

“Current Market Price” in respect of a Common Share at any date means the VWAP for the twenty (20) consecutive Trading Days immediately preceding such date;

“Director” means a director of the Corporation and “Directors” or “Board of Directors” means the board of directors of the Corporation or, whenever duly empowered, a committee of the board of directors of the Corporation, and reference to “action by the directors” means action by the directors of the Corporation as a board or action by a committee as a committee;

“DTC” means The Depository Trust Company or its successor, or such other depository offering a book based securities registration and transfer system similar to that administered by DTC that the Corporation, with the consent of the Warrant Agent, acting reasonably, may designate;

“Equity Shares” means the Common Shares and any shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends;

“Exercise Date” means, with respect to any Warrant, the Business Day on which the Exercise Form attached to such Warrant is surrendered by a Holder for exercise or deemed to be validly exercised in accordance with the provisions of Article 3, so long as the Exercise Price is delivered to the Warrant Agent within two Business Days of such surrender;

“Exercise Form” has the meaning ascribed thereto in Section 3.2.1;

“Exercise Price” means, as applicable, the Long-Term Warrant Exercise Price or the Short-Term Warrant Exercise Price;

“Expiry Date” means, as applicable, the Long-Term Warrant Expiry Date or the Short-Term Warrant Expiry Date;

“Expiry Time” means 4:30 p.m. (Eastern time) on the applicable Expiry Date or such earlier time on the Expiry Date as is required by the Internal Procedures;

“Extraordinary Resolution” has the meaning ascribed thereto in Sections 7.12 and 7.15;

“Fundamental Transaction” means the occurrence of any of the following: (a) any merger, consolidation, arrangement or amalgamation of the Corporation, or (b) the liquidation or dissolution of the Corporation, or (c) any sale of all or substantially all of the Corporation’s assets in one transaction or a series of related transactions, or (d) by the issuance of securities of the Corporation or tender offer or otherwise, the Corporation issues or the shareholders transfer more than 50% of the voting power of the Corporation in a single transaction or series of related transactions;

“Global NCI Position” means the Warrants issued to and registered in the name of CDS, DTC or its respective nominee pursuant to the NCI system in accordance with Section 2.14;

“Holder” means a Person from time to time who is the registered holder of a Warrant;

“Holders’ Request” means, as applicable, (a) an instrument signed in one or more counterparts by Long-Term Holders entitled to acquire in the aggregate not less than 25% of the aggregate number of Warrant Shares that could be acquired pursuant to the exercise of all Long-Term Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein or, (b) an instrument signed in one or more counterparts by Short-Term Holders entitled to acquire in the aggregate not less than 25% of the aggregate number of Warrant Shares that could be acquired pursuant to the exercise of all Short-Term Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

“Indenture” or “this Indenture” and “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this instrument and not to any particular Article, section, subsection, clause, subdivision or other portion hereof, and include each instrument supplemental or ancillary hereto or required to implement this instrument;

“Indenture Legislation” has the meaning ascribed thereto in Section 9.1.1;

“Internal Procedures” means, in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent;

“Long-Term Warrant Exercise Price” has the meaning ascribed thereto in Section 3.2.1 subject to adjustment in accordance with Article 4;

“Long-Term Warrant Expiry Date” means the date that is five (5) years from the date on which such Long-Term Warrants were issued, provided that if such date is not a Business Day the Expiry Date will be the next succeeding Business Day;

“Long-Term Holder” means a Person from time to time who is the registered holder of a Long-Term Warrant;

“Long-Term Warrants” means the up to [  ] fully-paid share purchase warrants of the Corporation created and issued hereunder and for the time being outstanding entitling the Holders thereof to acquire, upon the valid exercise thereof and subject to adjustment in certain circumstances, one Common Share in accordance with the terms hereof, and “Long-Term Warrant” means any one of them;

“NCI” means non-certificated inventory;

“Offered Shares” has the meaning ascribed thereto in Section 4.2;

“Offering” means the registered offering of (a) up to [     ] class A units of the Corporation comprised of one Common Share, one Long-Term Warrant and two Short-Term Warrants, and (b) up to [     ] class B units of the Corporation comprised of one pre-paid warrant (not subject to this Indenture), one Long-Term Warrant and two Short-Term Warrants, for gross proceeds of approximately $[  ], pursuant to the terms of the Underwriting Agreement;

“Participant” means a member firm of the CDS who participates in the NCI system;

“Person” includes any individual, corporation, company, partnership, association, joint venture, trust, unincorporated association, government or governmental authority;

“Privacy Laws” has the meaning ascribed thereto in Section 9.16;

“Rights Offering” has the meaning ascribed thereto in Section 4.2;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means, the securities regulatory authority in each of the provinces of Canada;

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the Provinces of Canada, the United States or any state and the rules of the Toronto Stock Exchange and Nasdaq Capital Market;

“Short-Term Warrant Exercise Price” has the meaning ascribed thereto in Section 3.2.1, subject to adjustment in accordance with Section 3.2.2 or Article 4;

“Short-Term Warrant Expiry Date” means the date that is six (6) months from the date on which such Short-Term Warrants were issued, provided that if such date is not a Business Day the Expiry Date will be the next succeeding Business Day;

“Short-Term Holder” means a Person from time to time who is the registered holder of a Short-Term Warrant;

“Short-Term Warrants” means the up to [  ] fully-paid share purchase warrants of the Corporation created and issued hereunder and for the time being outstanding entitling the Holders thereof to acquire, upon the valid exercise thereof and subject to adjustment in certain circumstances, one Common Share in accordance with the terms hereof, and “Short-Term Warrant” means any one of them;

“Special Distribution” has the meaning ascribed thereto in Section 4.2.2;

“Subsidiary” shall have the meaning ascribed thereto in the Securities Act (Ontario);

“this Warrant Indenture”, “this Indenture”, “this Agreement”, “hereto” “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

“Trading Day” means a day on which the principal Trading Market is open for trading;

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Toronto Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing);

“TSX” means the Toronto Stock Exchange;

“Uncertificated Warrant” means any Warrant which is not a Certificated Warrant;

“Underwriter” means H.C. Wainwright & Co., LLC as the representative of the several underwriters, if any, named in Schedule I of the Underwriting Agreement;

“Underwriting Agreement” means the underwriting agreement dated [  ], 2016 between the Corporation and the Underwriter in respect of the Offering;

“U.S. Person” means a “U.S. person” as that term is defined in Regulation S of the U.S. Securities Exchange Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Colombia;

“Voting Shares” means shares in the capital of any class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency);

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the principal Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (Eastern time) to 4:02 p.m. (Eastern time)), (b) if the Common Shares are not listed or quoted on a Trading Market and is then quoted on OTCQB or OTCQX, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation;

“Warrant Agency” means the principal office of the Warrant Agent in the City of Toronto, Ontario and Denver, Colorado, and such other locations as the Corporation may designate with the approval of the Warrant Agent;

“Warrant Agent” means Computershare Trust Company of Canada and Computershare Trust N.A., as co-agents, or their respective successor or successors for the time being as co-warrant agents appointed hereunder, at its principal offices in the City of Toronto, Ontario and Denver, Colorado;

“Warrant Certificate” means a certificate, substantially in the form set forth in Schedule “A” or Schedule “B”, as applicable, to evidence those Certificated Warrants;

“Warrants” means, as applicable, the Long-Term Warrants or the Short-Term Warrants;

“Warrant Shares” means the Common Shares issuable upon valid exercise of the Warrants;

“Warrant Share Delivery Date” shall have the meaning ascribed thereto in Section 3.3.2;

“Written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation”, “Officer’s Certificate” and “certificate of the Corporation” mean respectively a written order, request, consent and certificate signed in the name of the Corporation by any one or more of the officers or Directors of the Corporation and may consist of one or more instruments so executed and any other documents referred to herein which is required or contemplated to be provided or given by the Corporation; and

a derivative of any defined word or phrase has the meaning appropriate to the derivation of the word or phrase.

1.2          Meaning of “Outstanding” for Certain Purposes

Except as provided in Section 3.6, every Warrant Certificate countersigned and delivered by the Warrant Agent under this Indenture shall be deemed to be outstanding until it has been surrendered to the Warrant Agent pursuant to this Indenture, provided however that:

1.2.1                     a Warrant Certificate that has been partially exercised or exchanged shall be deemed to be outstanding only to the extent of the unexercised or unexchanged, as the case may be, part of the Warrants evidenced thereby;

1.2.2                     where a Warrant Certificate has been issued in substitution for a Warrant Certificate that has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the Warrants outstanding; and

1.2.3                     for the purpose of any provision of this Indenture entitling Holders of outstanding Warrants to vote, sign consents, requests or other instruments or take any other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any Subsidiary shall be disregarded, except that:

(a)                                 for the purpose of determining whether the Warrant Agent will be protected in relying on any vote, consent, request or other instrument or other action, only the Warrants of which the Warrant Agent has notice that they are so owned shall be so disregarded; and

(b)                                 Warrants so owned that have been pledged in good faith other than to the Corporation or any Subsidiary shall not be so disregarded if the pledgee establishes to the satisfaction of the Warrant Agent the pledgee’s right to vote the Warrants in the pledgee’s discretion free from the control of the Corporation or any Subsidiary pursuant to the terms of the pledge.

1.3          Certain Rules of Interpretation

Unless otherwise specified in this Indenture:

1.3.1                     words importing the singular number include the plural and vice versa;

1.3.2                     words importing gender include both genders and vice versa and words importing individuals include firms and corporations and vice versa;

1.3.3                     “in writing” or “written” includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including telecopy and scan (in PDF format);

1.3.4                     “including” is used for illustration only and not to limit the generality of any preceding words, whether or not non-limiting language (such as, “without limitation”, “but not limited to” and similar expressions) is used with reference thereto; and

1.3.5                     reference to any statute, regulation or by-law includes amendments, consolidations, re-enactments and replacements thereof and instruments and legislation thereunder.

1.4          Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles, sections, subsections and other subdivisions, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Indenture.

1.5          Language Clause

The parties hereto have required that this Indenture and all documents and notices related thereto or resulting therefrom be drawn up only in the English language.  Les parties ont expressément demandé que la présente convention ainsi que tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

1.6          Day Not A Business Day

In the event that any day on or before which any other action is required to be taken under this Indenture is not a Business Day, such action must be taken on or as of the next succeeding day that is a Business Day.

1.7          Conflict

In the event of a conflict or inconsistency between a provision of this Indenture and in the Warrant Certificates issued hereunder, the relevant provision in this Indenture shall prevail to the extent of the inconsistency.

1.8          Governing Law

This Indenture, the Warrants and the Warrant Certificates shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  Each of the parties hereto, which for certainty shall include the Holders, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario with respect to all matters arising out of this Indenture and the transactions contemplated herein.

1.9          Time of The Essence

Time shall be of the essence of this Indenture, the Warrants and the Warrant Certificates.

1.10        Currency

Except as otherwise stated, all dollar amounts herein and on the Warrant Certificates are expressed in United States dollars.

1.11        Severability

In the event that any provision of this Indenture is determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Indenture, all of which shall remain in full force and effect.

1.12        Schedules

Schedule “A” and Schedule “B” to this Indenture is incorporated into this Indenture by reference.

ARTICLE 2
ISSUE OF WARRANTS

2.1          Creation and Issue of Warrants

2.1.1                     Subject to the terms and conditions of this Indenture, a total of up to [  ] Long-Term Warrants entitling Holders thereof to acquire up to [  ] Common Shares on the terms and subject to the provisions herein provided, are hereby created and authorized to be issued.  One or more Warrant Certificates may be executed by the Corporation and delivered to the Warrant Agent, certified by the Warrant Agent upon the written direction of the Corporation and delivered by the Warrant Agent to the Holders and record the name of the Holders on the Long-Term Warrant register. Registration of interests in Long-Term Warrants held by CDS or DTC may be evidenced by a position appearing on the register for the Long-Term Warrants of the Warrant Agent for an amount representing the aggregate number of such Long-Term Warrants outstanding from time to time.

2.1.2                     Subject to the terms and conditions of this Indenture, a total of up to [  ] Short-Term Warrants entitling Holders thereof to acquire up to [  ] Common Shares on the terms and subject to the provisions herein provided, are hereby created and authorized to be issued.  One or more Warrant Certificates may be executed by the Corporation and delivered to the Warrant Agent, certified by the Warrant Agent upon the written direction of the Corporation and delivered by the Warrant Agent to the Holders and record the name of the Holders on the Short-Term Warrant register. Registration of interests in Short-Term Warrants held by CDS or DTC may be evidenced by a position appearing on the register for the Short-Term Warrants of the Warrant Agent for an amount representing the aggregate number of such Short-Term Warrants outstanding from time to time.

2.1.3                     The Warrant Agent is hereby appointed as warrant agent in respect of the Long-Term Warrants and the Short-Term Warrants.

2.2          Terms of Warrants

2.2.1                     Subject to Section 3.2 hereof, each Warrant shall entitle the Holder to acquire, subject to adjustment in accordance with Article 4 hereof, one Common Share.

2.2.2                     No certificate or other forms of ownership statement evidencing fractional Warrants shall be issued or otherwise provided for and a Holder shall not be entitled to any cash or other consideration in lieu of any fractional interest in a Warrant or claim thereto. If any fraction of a Warrant would otherwise be issuable, the number of Warrants so issued shall be rounded down to the nearest whole Warrant.

2.2.3                     The number of Common Shares that may be acquired pursuant to the exercise of the Warrants and the Exercise Price therefor shall be adjusted in the events and in the manner specified in Article 4.

2.2.4                     The Warrants and any rights thereunder shall expire in accordance with the provisions of Section 3.6.

2.3          Form of Warrants

2.3.1                     The Warrants may be issued as Certificated Warrants and Uncertificated Warrants.

2.3.2                     Any Certificated Warrants which are evidenced by Warrant Certificates (including all replacements issued in accordance with this Indenture) shall be substantially in the form set out in Schedule “A” (with respect to Long-Term Warrants) or Schedule “B” (with respect to Short-Term Warrants), shall be dated as of the date hereof, shall bear such legends and distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe and shall be issuable in any denomination excluding fractions.

2.3.3                     Any Warrants issued pursuant to a Global NCI Position may be issued as Uncertificated Warrants or Certificated Warrants in accordance with Section 2.14, shall be issued by the Corporation and Authenticated by the Warrant Agent upon the written order of the Corporation and such Uncertificated Warrants shall be evidenced by a book position entered into the applicable register of Holders to be maintained by the Warrant Agent in accordance with Section 2.9.

2.3.4                     The Warrant Certificates may be engraved, lithographed or printed (the expression “printed”, including for purposes hereof, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as the Warrant Agent may determine.

2.4          Warrants to Rank Pari Passu

2.4.1                     All Long-Term Warrants shall rank pari passu with all other Long-Term Warrants, whatever may be the actual date or dates of issue of the Warrant Certificates or date of deposit into CDS or DTC by which they are evidenced.

2.4.2                     All Short-Term Warrants shall rank pari passu with all other Short-Term Warrants, whatever may be the actual date or dates of issue of the Warrant Certificates or date of deposit into CDS or DTC by which they are evidenced.

2.5          Signing of Warrant Certificates

The Warrant Certificates shall be signed by any duly authorized Director or officer of the Corporation and may be, but need not be, under the seal of the Corporation. The signatures of any such Director or officer may be mechanically reproduced by way of photocopy or facsimile engraved, printed or lithographed and Warrant Certificates bearing such photocopy or facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such Director or officer. Notwithstanding that any person whose manual or facsimile signature appears on any Warrant Certificate as a Director or officer may no longer hold office at the date of such Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to Section 2.6, be valid and binding upon the Corporation and the Holder thereof shall be entitled to the benefits of this Indenture.

2.6          Certification by the Warrant Agent

2.6.1                     No Warrant Certificate shall be considered issued and Authenticated or, if Authenticated, shall be valid for any purpose or entitle the Holder thereof to the benefits of this Indenture until it has been Authenticated by manual signature by or on behalf of the Warrant Agent by its authorized signing officers substantially in the form set out in Schedule “A” (in respect of Long-Term Warrants) or Schedule “B” (in respect of Short-Term Warrants) and such certification by the Warrant Agent upon any such Warrant Certificate shall be conclusive evidence as against the Corporation that the said Warrant Certificate so certified has been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

2.6.2                     The Authentication of the Warrant Agent on the Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or the Warrant Certificates (except the due Authentication thereof), or as to the performance by the Corporation of its obligations hereunder, and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificates or any of them or of the consideration therefor except, as otherwise specified herein.

2.6.3                     Any Warrant Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Warrant Certificate shall, subject to the terms of this Indenture and applicable Securities Laws, validly entitle the Holder to acquire Common Shares, notwithstanding that the form of such Warrant Certificate may not be in the form currently required by this Indenture.

2.6.4                     No Uncertificated Warrant shall be considered issued and shall be obligatory or shall entitle the Holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Warrant. Such entry on the register of the particulars of an Uncertificated Warrant shall be conclusive evidence that such Uncertificated Warrant is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

2.6.5                     The Authentication of the Warrant Agent of any Uncertificated Warrants issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or such Warrants (except the due Authentication thereof), or as to the performance by the Corporation of its obligations hereunder, and the Warrant Agent shall in no respect be liable or answerable for the use made of such Warrants or any of them or of the consideration therefor except, as otherwise specified herein.

2.7          Holder Not A Shareholder

Nothing in this Indenture or in the holding of a Warrant itself, evidenced by a Warrant Certificate or otherwise, shall be construed as conferring upon a Holder any right or interest whatsoever as a shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions, except as may be provided herein or in the Warrant Certificates.

2.8          Issue in Substitution for Lost Warrant Certificate

2.8.1                     If any of the Warrant Certificates shall become mutilated or lost, destroyed or stolen, the Corporation, subject to applicable law and to Section 2.8.2, shall issue and thereupon the Warrant Agent shall countersign and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder.

2.8.2                     The applicant for the issue of a new Warrant Certificate pursuant to Section 2.8.1 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Warrant Agent evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen satisfactory to the Corporation and to the Warrant Agent in their sole discretion, in each case acting reasonably, and such applicant may also be required to furnish an indemnity or surety bond in amount and form satisfactory to the Corporation and the Warrant Agent in their sole discretion, in each case acting reasonably, and shall pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.

2.9          Registers for Warrants

2.9.1                     The Warrant Agent shall maintain records and accounts concerning the Warrants, whether for Certificated Warrants or Uncertificated Warrants, which shall contain the information called for below with respect to each Warrant, together with such other information as may be required by law or as the Warrant Agent may elect to record. All such information shall be kept in a segregated set of accounts and records for each of the Long-Term Warrants and the Short-Term Warrants, which the Warrant Agent shall designate (in such manner as shall permit it to be so identified as such by an unaffiliated party) as the registers of the Holders of the Long-Term Warrants and Short-Term Warrants, as applicable.  The information to be entered for each account in the registers of Warrants at any time shall include (without limitation):

(a)                                 the name and address of the Holder, the date of Authentication thereof and the number of Warrants;

(b)                                 whether such Warrant is a Certificated Warrant or an Uncertificated Warrant and, if a Certificated Warrant, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Warrant, the unique number or code assigned thereto if any;

(c)                                  whether such Warrant has been cancelled; and

(d)                                 a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

2.9.2                     The registers shall be available for inspection by the Corporation and or any Holder during the Warrant Agent’s regular business hours on a Business Day and upon payment to the Warrant Agent of its reasonable fees.  Any Holder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Corporation and the Warrant Agent stating the name and address of the Holder and agreeing not to use the information therein except in connection with an effort to call a meeting of Holders or to influence the voting of Holders at any meeting of Holders.  For greater certainty, a Holder of Long-Term Warrants shall not enjoy the foregoing rights of inspection for the register of the Short-Term Warrants unless such Holder is also a Holder of Short-Term Warrants (and vice versa).

2.9.3                     Once an Uncertificated Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the Holder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors.  Each Person who becomes a Holder of an Uncertificated Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably: (a) consented to the foregoing authority of the Warrant Agent to make such corrections, and (b) agreed to pay to the Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of the Corporation and the Warrant Agent), sustained by the Corporation or the Warrant Agent as a proximate result of such error if but only if and only to the extent that such present or former Holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Corporation or to the Warrant Agent.

2.10        Transfer of Warrants

2.10.1              Subject to Section 3.2.4 and the requirements of the Warrant Agent set forth in this Indenture and all applicable Securities Laws and requirements of regulatory authorities, the Warrants may only be transferred on the register kept at the Warrant Agency by the Holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and manner of execution satisfactory to the Warrant Agent only upon the surrendering of the relevant Warrant Certificate with the transfer form forming part thereof duly completed and signed.  After receiving the surrendered Warrant Certificate(s) and upon the Person surrendering the same meeting the requirements set forth above and upon the required signature and countersignature in accordance with Section 2.5 and Section 2.6, the Warrant Agent shall issue to the transferee a Warrant Certificate representing the Warrants transferred.

2.10.2              No transfer of a Warrant shall be valid: (a) unless made in accordance with the provisions hereof, (b) until, upon compliance with such reasonable requirements as the Warrant Agent may prescribe, such transfer is recorded on the register maintained by the Warrant Agent pursuant to Section 2.9.1, (c) until all governmental or other charges arising by reason of such transfer have been paid, and (d) unless made in compliance with all applicable Securities Laws.

2.10.3              Transfers of beneficial ownership in any Warrant represented by a Global NCI Position will be effected only: (a) with respect to the interest of a CDS participant, through records maintained by CDS or its nominee for such Global NCI Position, (b) with respect to the interest of a DTC participant, through records maintained by DTC or its nominee for such Global NCI Position, and (c) with respect to the interest of any person other than a CDS participant or DTC participant, through records maintained by CDS participants or DTC participants, as applicable.  Beneficial Owners who are not CDS or DTC participants, as applicable, but who desire to sell or otherwise transfer ownership of or any other interest in Warrants represented by such Global NCI Position may do so through a CDS or DTC participant.

2.10.4              Notwithstanding anything to the contrary, neither the Corporation, the Underwriter nor the Warrant Agent nor any respective agent thereof shall have any responsibility or liability for: (a) the records maintained by CDS or DTC relating to any ownership interests or any other interests in the Warrants or the depository system maintained by CDS or DTC, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by any Global NCI Position (other than the applicable depository or its nominee), (b) maintaining, supervising or reviewing any records of CDS, DTC or any CDS or DTC participant relating to any such interest, or (c) any advice or representation made or given by CDS, DTC or those contained herein that relate to the rules and regulations of CDS or DTC, including the Internal Procedures, or any action to be taken by CDS or DTC on its own direction of any CDS or DTC participant.

2.11        Transferee Entitled to Registration

2.11.1              The transferee of a Warrant shall, in the case of Certificated Warrants, after the transfer form attached to the Warrant Certificate is duly completed and the Warrant Certificate and transfer form are lodged with the Warrant Agent, and, in the case of Certificated Warrants and Uncertificated Warrants, upon compliance with all other conditions in that regard required by this Indenture and by all applicable Securities Laws and requirements of regulatory authorities, be entitled to have such transferee’s name entered on the register as the owner of such Warrant free from all equities or rights of set off or counterclaim between the Corporation and the transferor or any previous Holder of such Warrant, save in respect of equities of which the Corporation or the transferee is required to take notice by statute or by order of a court of competent jurisdiction.

2.11.2              Upon compliance with all such applicable requirements, the Warrant Agent shall issue (a) to the transferee of a Certificated Warrant, a Warrant Certificate, and (b) to the transferee of an Uncertificated Warrant, an Uncertificated Warrant (or it shall Authenticate and deliver a Certificated Warrant instead, upon request), representing the Warrants transferred.

Transfers within the systems of CDS or DTC are not the responsibility of the Warrant Agent and will not be noted on the register maintained by the Warrant Agent.

2.11.3              Subject to Section 2.14, the Corporation will be entitled, and may direct the Warrant Agent, in writing, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in this Article, if such transfer, or the issue of Common Shares on exercise of such Warrant following such transfer, would constitute a violation of the Indenture Legislation, Securities Laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction.

2.12        Ownership of Warrants

2.12.1              The Corporation and the Warrant Agent may deem and treat the Holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes and the Corporation and the Warrant Agent shall not be affected by any notice or knowledge to the contrary, except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.  For greater certainty, subject to applicable law, neither the Corporation nor the Warrant Agent shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant, and may transfer any Warrant on the direction of the Holder thereof, whether named as trustee or otherwise, as though that Person were the Beneficial Owner thereof.

2.12.2              Subject to the provisions of this Indenture and applicable law, each Holder shall be entitled to the rights and privileges attaching to the Warrants held thereby. The exercise of the Warrants in accordance with the terms hereof and the receipt by any such Holder of Common Shares pursuant thereto shall be a good discharge to the Corporation and the Warrant Agent with respect to such Warrants and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such Holder except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

2.13        Exchange of Warrant Certificates

2.13.1              Warrant Certificates, representing Warrants entitling the Holders to receive any specified number of Common Shares, may, prior to the Expiry Time and upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for another Warrant Certificate or Warrant Certificates entitling the Holder thereof to receive in the aggregate the same number of Common Shares as are issuable under the Warrant Certificate or Warrant Certificates so exchanged.

2.13.2              Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent.  Any Warrant Certificates tendered for exchange shall be surrendered to the Warrant Agent and shall, upon the valid completion of the exchange in accordance with the terms of this Indenture, be cancelled.

2.13.3              Except as otherwise herein provided, the Warrant Agent shall charge to the Holder requesting an exchange a reasonable sum for each new Warrant Certificate issued in exchange for Warrant Certificate(s) and payment of such charges and reimbursement to the

Warrant Agent or the Corporation for any and all taxes or governmental or other charges required to be paid shall be made by such Holder as a condition precedent to such exchange.

2.14        Global NCI Position

2.14.1              Reregistration of beneficial interests in and transfers of Warrants held by CDS or DTC shall be made only through the NCI system and no Warrant Certificates shall be issued in respect of such Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by CDS or DTC, as determined by the Corporation, from time to time.  Except as provided in this Section 2.14, owners of beneficial interests in any Global NCI Position shall not be entitled to have Warrants registered in their names and shall not receive or be entitled to receive Warrants in definitive form or to have their names appear in the registers referred to in Section 2.9 herein.

2.14.2              Notwithstanding any other provision in this Indenture, no Global NCI Position may be exchanged in whole or in part for Warrants registered, and no transfer of any Global NCI Position in whole or in part may be registered, in the name of any person other than CDS or DTC for such Global NCI Position or a nominee thereof unless:

(a)                                 CDS or DTC, as applicable, notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the NCI system and the Corporation is unable to locate a qualified successor;

(b)                                 the Corporation determines that CDS or DTC, as applicable, is no longer willing, able or qualified to discharge properly its responsibilities as holder of the Global NCI Position and the Corporation is unable to locate a qualified successor;

(c)                                  CDS or DTC, as applicable, ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

(d)                                 the Corporation determines that the Warrants shall no longer be held as a Global NCI Position through CDS or DTC;

(e)                                  such right is required by applicable law, as determined by the Corporation and the Corporation’s counsel; or

(f)                                   such registration is effected in accordance with the internal procedures of CDS or DTC, as applicable, and the Warrant Agent,

following which, Warrants for those holders requesting the same shall be registered and issued to the Beneficial Owners of such Warrants or their nominees as directed by the holder. The Corporation shall provide an Officer’s Certificate giving notice to the Warrant Agent of the occurrence of any event outlined in this Section 2.14.2.

2.14.3              Subject to the provisions of this Section 2.14.3, any exchange of the Global NCI Position for Warrants which is not a Global NCI Position may be made in whole or in part in accordance with the provisions of Section 2.13, mutatis mutandis.  All such Warrants issued in exchange for a Global NCI Position or any portion thereof shall be registered in such names as CDS or DTC, as applicable, for such Global NCI Position shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global NCI Position) as the Global NCI Position or portion thereof surrendered upon such exchange.

2.14.4              Every Warrant that is Authenticated upon registration or transfer of a Global NCI Position, or in exchange for or in lieu of a Global NCI Position or any portion thereof, whether pursuant to this Section 2.14, or otherwise, shall be Authenticated in the form of, and shall be, a Global NCI Position, unless such Warrant is registered in the name of a person other than CDS or DTC for such Global NCI Position or a nominee thereof.

2.14.5              Notwithstanding anything to the contrary in this Indenture, subject to applicable law, the Global NCI Position will be issued as an Uncertificated Warrant, unless otherwise requested in writing by CDS, DTC or the Corporation.

2.14.6              The rights of Beneficial Owners of Warrants who hold securities entitlements in respect of the Warrants through the NCI system shall be limited to those established by applicable law and agreements between CDS and the CDS participants, DTC and the DTC participants and between such CDS or DTC participants and the Beneficial Owners of Warrants who hold securities entitlements in respect of the Warrants through the NCI system, and such rights must be exercised through a CDS or DTC participant in accordance with the rules and procedures of CDS or DTC, as applicable.

2.14.7              Notwithstanding anything herein to the contrary, neither the Corporation nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(a)                                 the electronic records maintained by CDS or DTC relating to any ownership interests or any other interests in the Warrants or the NCI system maintained by CDS or DTC, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the NCI system (other than CDS, DTC or its respective nominee);

(b)                                 maintaining, supervising or reviewing any records of CDS, DTC or any CDS or DTC participant relating to any such interest; or

(c)                                  any advice or representation made or given by CDS or DTC or those contained herein that relate to the rules and regulations of CDS or DTC or any action to be taken by CDS or DTC on its own respective direction or at the direction of any CDS or DTC participant.

2.14.8              The Corporation may terminate the application of this Section 2.14 in its sole discretion in which case all Warrants shall be evidenced by Warrant Certificates registered in the name of a Person other than CDS or DTC.

ARTICLE 3
EXERCISE OF WARRANTS

3.1          Rights of Exercise of Warrants

Subject to the further provisions hereof, (a) the Long-Term Warrants may be exercised during the period commencing from the date of original issuance until the Long-Term Warrant Expiry Time, and (b) the Short-Term Warrants may be exercised during the period commencing from the date of original issuance until the Short-Term Warrant Expiry Time.

3.2          Method of Exercise of Warrants

3.2.1                     Subject always to the provisions of this Article 3 and compliance by both the Corporation and the Holder with applicable law, the Holder of any Warrant Certificate may exercise the right thereby conferred on him, her or it to acquire Warrant Shares (subject to adjustment pursuant to Article 4) in respect of each Warrant held during the applicable exercise period prescribed in Section 3.1 by delivering to the Warrant Agent (a) the exercise form forming part of the Warrant (the “Exercise Form”) duly completed and executed by the Holder or his, her or its executors, administrators or other legal representatives or his, her or its attorney duly appointed by an instrument in writing in form and manner satisfactory to the Warrant Agent, acting reasonably, and (b) a certified cheque, bank draft or money order payable to or to the order of the Corporation or wire transfer of funds directed to the account specified in Schedule “C” of this Indenture in lawful money of the United States in an amount equal to (i) $[  ] per Warrant Share in respect of the Long-Term Warrants (the “Long-Term Warrant Exercise Price”) (subject to adjustment pursuant to Article 4) multiplied by the number of Warrant Shares subscribed for pursuant to such Exercise Form, or (ii) $[  ] per Warrant Share in respect of the Short-Term Warrants (the “Short-Term Warrant Exercise Price”) (subject to amendment or adjustment pursuant to Section 3.2.2 or Article 4) multiplied by the number of Warrant Shares subscribed for pursuant to such Exercise Form.  A duly completed and executed Exercise Form and payment of the applicable Exercise Price shall be deemed to be delivered upon actual receipt thereof by the Warrant Agent at the Warrant Agency by fax to 416-981-9777 and payment of the Exercise Price by certified cheque, bank draft on money order delivered to 100 University Ave., 11TH Floor, Toronto, Ontario, Canada, MSJ 241 or by wire transfer to the account specified in Schedule “C” of this Indenture.  Uncertificated Warrants shall be deemed to be surrendered upon receipt of the Exercise Form and aggregate Exercise Price upon actual receipt thereof by the Warrant Agent at the office referred to above.

3.2.2                     Subject to receipt of all regulatory approvals, if any, prior to the Short-Term Warrant Expiry Date, the Corporation may, at any time during the term of the Short-Term Warrants, with respect to all of the then outstanding Short-Term Warrants, reduce the then current Short-Form Warrant Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Corporation, in its sole discretion.  Any such adjustment to the Short-Term Warrant Exercise Price shall be effective immediately upon written notice of such adjustment having been delivered to the Warrant Agent.

3.2.3                     The Exercise Form shall be executed as set out in Section 3.2.1 and shall specify the number of Warrant Shares that the Holder wishes to acquire (being not more than that number which he or she is entitled to acquire pursuant to the Warrants so surrendered).  Such Warrant Shares shall be issued in the name of the Holder.

3.2.4                     In the event that a Holder has not exercised its Warrants in accordance with the provisions hereof prior to the Expiry Time, all Warrants then held by such Holder shall expire and be of no further force and effect as at the Expiry Time.  Such expiry shall be automatic with no requirement for notice or other formalities.

3.2.5                     If the principal transfer office of the Warrant Agent in the city where the Warrant Agency is situate is for any reason not available to act in connection with the exchange of Warrant Certificates or exercise of Warrants as contemplated by this Indenture, the Corporation and the Warrant Agent shall arrange for another office in such city to act in connection with the exchange of Warrant Certificates and exercise of Warrants and shall give notice of the change of such office to the Holders.

3.2.6                     Each Warrant held in a Global NCI Position may be exercised by the Holder thereof at any time on or after the date of issue of the Global NCI Position, but not after the Expiry Time, upon the terms and subject to the conditions set forth in this Section 3.2.6.

(a)                                 No Warrant represented by a Global NCI Position may be exercised unless, prior to such exercise, the holder of such Warrant shall have taken all other action necessary to exercise such Warrant in accordance with this Warrant Indenture and the Internal Procedures.  Notwithstanding anything to the contrary contained herein and subject to the Internal Procedures in force from time to time, a Beneficial Owner of Warrants represented by a Global NCI Position who desires to exercise his, her or its Warrants must do so by causing a CDS or DTC participant, as applicable, to deliver to CDS or DTC, on behalf of the Beneficial Owner, a written notice of the Beneficial Owner’s intention to exercise Warrants in a manner acceptable to CDS or DTC.  Forthwith upon receipt by CDS or DTC of such notice, as well as payment in an amount equal to the product obtained by multiplying the Exercise Price by the number of Warrant Shares subscribed for, CDS or DTC shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (the “Confirmation”) including by electronic means through the NCI system.

(b)                                 Payment representing the Exercise Price must be provided to the appropriate office of the CDS or DTC participant in a manner acceptable to it. A notice in a form acceptable to the CDS or DTC participant and payment from such Beneficial Owner should be provided to the CDS or DTC participant sufficiently in advance so as to permit the CDS or DTC participant to deliver notice and payment to CDS or DTC and for CDS or DTC in turn to deliver notice and payment to the Warrant Agent prior to Expiry Time.  CDS or DTC will initiate the exercise by way of the Confirmation and forward the Exercise Price electronically to the Warrant Agent and the Warrant Agent will execute the exercise by issuing to CDS or DTC through the NCI system the Warrant Shares to which the exercising Beneficial Owner is entitled pursuant to the exercise.  Any expense associated with the exercise process will be for the account of the Beneficial Owner exercising the Warrants and/or the CDS or DTC participant exercising the Warrants on its behalf.

(c)                                  By causing a CDS or DTC participant to deliver to CDS or DTC a written notice of the Beneficial Owner’s intention to exercise Warrants, the Beneficial Owner shall be deemed to have irrevocably surrendered his, her or its Warrants so exercised and appointed such CDS or DTC participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Warrant Shares in connection with the obligations arising from such exercise.

(d)                                 Any notice of the Beneficial Owner’s intention to exercise Warrants that CDS or DTC determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby.  A failure by a CDS or DTC participant to exercise or to give effect to the settlement thereof in accordance with the Beneficial Owner’s instructions will not give rise to any obligations or liability on the part of the Corporation or Warrant Agent to the CDS participant, DTC participant or the Beneficial Owner.

(e)                                  Any Confirmation received by the Warrant Agent after business hours on any Business Day other than the date on which the Warrants expire will be deemed to have been received by the Warrant Agent on the next following Business Day.  The Confirmation (together with payment representing the Exercise Price for the Warrant Shares for which the Warrant is being exercised) in connection with any exercise by a Beneficial Owner must be received by the Warrant Agent prior to the Expiry Time.  Any Warrant with respect to which a Confirmation (together with payment representing the Exercise Price for the Warrant Shares for which the Warrant is being exercised) is not received by the Warrant Agent before the Expiry Time shall be deemed to have expired and become void and all rights with respect to such Warrant shall terminate and be cancelled.

3.2.7                     Any Exercise Form referred to in this Section 3.2 shall be signed by the registered Holder of the Warrants, or its executors or administrators or other legal representatives or an attorney of the Holder, duly appointed by an instrument in writing satisfactory to the Warrant Agent but such Exercise Form need not be executed by CDS or DTC.

3.2.8                     Any exercise referred to in this Section 3.2 shall require that the entire Exercise Price for Warrant Shares subscribed must be paid within two business days of the time of subscription and such Exercise Price and original Exercise Form executed by the Holder or the Confirmation from CDS or DTC must be received by the Warrant Agent prior to the Expiry Time.

3.2.9                     Warrants may only be exercised pursuant to this Section 3.2 by or on behalf of a Holder, as applicable, who makes the certifications set forth on the Exercise Form set out in Warrant Certificate or as provided herein.

3.2.10              If the form of Exercise Form set forth in the Warrant Certificate shall have been amended, the Corporation shall cause the amended Exercise Form to be forwarded to all Holders.

3.2.11              Exercise Forms must be delivered to the Warrant Agent at any time during the Warrant Agent’s actual business hours on any Business Day prior to the Expiry Time.  Any Exercise Notice received by the Warrant Agent after business hours on any Business Day other than the Expiry Date will be deemed to have been received by the Warrant Agent on the next following Business Day.

3.2.12              If any of the Warrant Shares subscribed for are to be issued to a person or persons other than the Holder, the Holder shall execute the transfer form and will comply with such reasonable requirements as the Warrant Agent may stipulate and will pay to the Corporation or the Warrant Agent on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation will not be required to issue or deliver certificates evidencing Warrant Shares unless or until such Holder shall have paid to the Corporation or the Warrant Agent on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation and the Warrant Agent that such tax has been paid or that no tax is due.

3.2.13              If, at the time of exercise of any Warrant in accordance with this Indenture, there is no effective registration statement registering the Warrant Shares under the U.S. Securities Act, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder under the U.S Securities Act, then the Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

A =                             the last VWAP immediately preceding the time of delivery of the Exercise Form giving rise to the applicable “cashless exercise” (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that a Warrant is exercised at a time when the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

B =          the Exercise Price of the Warrant, as adjusted hereunder (if any); and

X =                             the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of such Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued pursuant to such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the U.S. Securities Act, such Warrant Shares shall take on the registered characteristics of the Warrants being exercised.  The Corporation agrees not to take any position contrary to this Section 3.2.13.

3.3          Effect of Exercise of Warrants

3.3.1                     If the Warrants are duly exercised in accordance with Section 3.2, the Warrant Shares subscribed for shall be deemed to have been issued and the Person or Persons to whom such Warrant Shares are to be issued shall be deemed to have become the holder or holders of record of such Warrant Shares on the Exercise Date unless the transfer registers for the Common Shares shall be closed on such date, in which case the Warrant Shares subscribed for shall be deemed to have been issued and such Person or Persons shall be deemed to have become the holder or holders of record of the same on the date on which such transfer registers are re-opened.

3.3.2                     In the case of Warrants that are exercised in accordance with the provisions of Section 3.2, within three (3) Business Days after the Exercise Date of such Warrants (the “Warrant Share Delivery Date”), the Corporation shall cause to be deposited with CDS or DTC or mailed to the Person in whose name the Warrant Shares so subscribed for are to be delivered, as specified in the Exercise Form, at the address specified in such Exercise Form, or, if so specified in such Exercise Form, cause to be held for such Person for pick-up at the Warrant Agency, certificates representing the Warrant Shares to be issued pursuant to such Exercise Form, registered in such name.

3.3.3                     Within five (5) Business Days following the due exercise of a Warrant in accordance with Section 3.1 and Section 3.2 and forthwith after the Expiry Time, the Warrant Agent shall deliver to the Corporation a notice setting forth the particulars of all Warrants exercised, if any, and the persons in whose names the Warrant Shares are to be issued (as applicable) and the addresses of such holders of the Warrant Shares.

3.3.4                     If the Corporation fails to cause the Warrant Agent to deliver to the Holder the Warrant Shares issuable pursuant to Section 3.3.2 by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

3.3.5                     In addition to any other rights available to a Holder, if the Corporation fails to cause the Warrant Agent to deliver to the Holder the Warrant Shares issuable in accordance with Section 3.3.2 pursuant to an exercise on or before the Warrant Share Delivery Date and, if after such date, the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Corporation shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Corporation was required to deliver to the Holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honoured (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Corporation timely complied with its delivery obligations under Section 3.3.2.  For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay to the Holder $1,000.  The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it under this Indenture, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver Warrant Shares as required under Section 3.3.2 following the valid exercise of Warrants under this Indenture.

3.4          Partial Exercise of Warrants

3.4.1                     Any Holder may exercise its right to acquire Warrant Shares in part and may thereby acquire a number of Warrant Shares less than the aggregate number to which such Holder is entitled to acquire pursuant to the Warrants exercised in connection therewith.  In the event of any acquisition of a number of Warrant Shares less than the maximum number that the Holder is entitled to acquire, the Holder shall, upon exercise thereof, be entitled to receive, without charge therefor, a new Warrant Certificate representing the balance of the Warrant Shares that the Holder was entitled to acquire pursuant to his, her or its Warrants and which were not then acquired in connection with the applicable exercise thereof.

3.4.2                     Notwithstanding anything contained in this Indenture (including any adjustment provided for in Article 4), the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to distribute certificates that evidence the same.  Any fractional Common Shares to which a Holder is entitled shall be aggregated to form whole Common Shares with any remaining fractional Common Shares rounded down to a whole Common Share.

3.5          Cancellation of Warrants

All Warrant Certificates surrendered to the Warrant Agent pursuant hereto (including those exercised and surrendered under Section 3.2) shall be cancelled and, after the expiry of any period of retention prescribed by law, destroyed by the Warrant Agent, and the Warrant Agent shall furnish the Corporation on request with a cancellation certificate identifying the Warrant Certificates so cancelled, the number of Warrants evidenced thereby and the number of Warrant Shares that could have been or were acquired pursuant to each cancelled Warrant Certificate.

3.6          Warrants Void after the Expiry Time

No Holder shall have any further rights under this Indenture or the Warrant Certificates (other than the right to receive Warrant Shares in respect of Warrants duly exercised prior to or at the Expiry Time, as the case may be) after the Expiry Time and the Warrants shall be null and void and of no effect.

3.7          Accounting and Recording

3.7.1                     The Warrant Agent shall promptly notify the Corporation with respect to Warrants exercised and forward to the Corporation (or into an account or accounts of the Corporation as designated by the Corporation) all monies received for the purchase of Warrant Shares.   All such monies, and any securities or other instruments, from time to time received by the Warrant Agent, shall be received on behalf of the Corporation.

3.7.2                     The Warrant Agent shall record the particulars of Warrants exercised which shall include the names and addresses of the Persons who become holders of Common Shares on exercise and the Exercise Date.  Within three (3) Business Days of each Exercise Date, the Warrant Agent shall provide such particulars in writing to the Corporation.

3.8          Securities Restrictions

3.8.1                     Notwithstanding anything to the contrary, Warrants may only be transferred, Warrant Shares shall only be issued by the Corporation (upon exercise of the Warrants), and Warrant Shares may only be transferred in compliance with applicable law, including without limitation Securities Laws.  Without limiting the generality of the foregoing, the Corporation may direct the Warrant Agent to prohibit exercise of the Warrants or to legend any Warrant Certificates or certificates representing the Warrant Shares if, in the opinion of counsel to the Corporation, such prohibition or legend is necessary or appropriate in order to avoid a violation of applicable Securities Laws; provided that if, at any time, the Holder of any such

Warrant or legended certificate, at his, her or its expense, provides the Corporation with evidence in form and substance reasonably satisfactory to the Corporation (which may include an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation) to the effect that such Holder is entitled to exercise such Warrant or to sell or otherwise transfer such legended Warrant Share, such Warrant may thereafter be exercised or such legended Warrant Share may thereafter be surrendered to the Warrant Agent in exchange for a certificate which does not bear such legends.

3.8.2                     The Warrant Agent shall be entitled to assume that Warrant Shares may be issued pursuant to the exercise of any Warrant without violating any applicable Securities Laws and without legending any certificate representing the Warrant Shares unless the Warrant Agent has received notice in writing from the Corporation stating otherwise and setting forth the restrictions on the exercise of the Warrants and any legend the certificates representing the Warrant Shares should bear.

3.8.3                     Neither the Corporation nor the Warrant Agent shall effect any exercise of a Warrant, and a Holder shall not have the right to exercise any portion of a Warrant, pursuant to Article 3 or otherwise, to the extent that, after giving effect to such issuance after exercise as set forth on the applicable Exercise Form, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Warrant Shares issuable upon exercise of a Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares that would be issuable upon (i) exercise of the remaining, non-exercised portion of a Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any other  Equity Share equivalents), subject to a limitation on conversion or exercise analogous to the limitation contained herein, beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 3.8.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that neither the Warrant Agent nor the Corporation is representing to the Holder that such calculation is in compliance with Section 13(d) of the U.S. Securities Exchange Act and the Holder further acknowledges that it is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 3.8.3 applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of a Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Form shall be deemed to be the Holder’s determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of a Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and neither the Warrant Agent nor the Corporation shall have any obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the U. S. Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 3.8.3, in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Corporation’s most recent periodic or annual report filed with the SEC or on SEDAR, as the case may be, (B) a more recent public announcement by the Corporation, or (C) a more recent written notice by the Corporation or the Corporation’s transfer agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Corporation shall, within two Trading Days, confirm orally and in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Warrant being exercised, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of the Warrant in question.  The Holder, upon written notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3.8.3, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of the Warrant in question held by the Holder and the provisions of this Section 3.8.3 shall continue to apply.  Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.8.3 to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this Section 3.8.3 shall apply to a successor holder of a Warrant.

ARTICLE 4
CERTAIN ADJUSTMENTS

4.1          Adjustment upon Common Share Reorganization or Capital Reorganization

4.1.1                     Each Exercise Price and the number of Warrant Shares purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(a)                                 If, at any time prior to the Expiry Time, the Corporation shall:

(i)                                     subdivide, redivide or change its then outstanding Common Shares into a greater number of shares; or

(ii)                                  consolidate, reduce or combine its then outstanding Common Shares into a lesser number of shares; or

(iii)                               issue Common Shares or Convertible Securities to all or substantially all or substantially all of the holders of the Common Shares as a stock dividend or other distribution (other than a dividend paid in the ordinary course or a distribution of Common Shares upon exercise of the Warrants or pursuant to the exercise of directors, officers or employee stock options granted under stock option plans of the Corporation);

(any such event being herein called a “Common Share Reorganization”), then the number of Warrant Shares that a Holder is entitled to receive upon exercise shall be adjusted, effective immediately after the effective date of the Common Share Reorganization, by multiplying the number of Warrant Shares that a Holder was entitled to upon exercise of Warrants immediately prior to such effective date by a fraction of which:

(i)                                     the numerator shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization, including, without limitation, in the case of a distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares that would have been outstanding if such securities had been exchanged for or converted into Common Shares on such date; and

(ii)                                  the denominator shall be the number of Common Shares outstanding on such effective date before giving effect to such Common Share Reorganization.

(b)                                 To the extent that any adjustment in the number of Warrant Shares issuable upon exercise of the Warrants occurs pursuant to Section 4.1.1(a) as a result of the distribution of securities exchangeable for or convertible into Common Shares, the number of Warrant Shares to which a Holder is entitled on the exercise of its Warrants shall be readjusted immediately after the expiration of any relevant exchange or conversion right to the number of Warrant Shares to which such Holder is entitled on the exercise of its Warrants that would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration.

(c)                                  If, at any time prior to the Expiry Time, there occurs:

(i)                                     a reclassification or redesignation of the Common Shares or any other capital reorganization (other than a Common Share Reorganization); or

(ii)                                  a Fundamental Transaction;

(any such event being herein called a “Capital Reorganization”), then immediately upon the effective time of such Capital Reorganization and at all times thereafter, a Holder who exercises its right to acquire Warrant Shares shall be entitled to be issued and receive and shall accept for the same aggregate consideration, upon such exercise, in lieu of the number of Warrant Shares to which it was theretofore entitled upon exercise of its Warrants the kind and aggregate number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Capital Reorganization or any other corporation that a Holder would have been entitled to be issued and receive upon such Capital Reorganization if, immediately prior to the effective time thereof, such Holder had been the registered holder of the number of Common Shares to which it was theretofore entitled upon exercise of his Warrants.

(d)                                 If determined appropriate by the Warrant Agent to give effect to or to evidence the provisions of Section 4.1.1(c) on the advice of counsel, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Holders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be possible, with respect to any shares, other securities or property to which a Holder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Warrant Agent pursuant to the provisions of this Section 4.1.1(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 10 hereof.  Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable, as determined by the Corporation, acting reasonably, to the adjustments provided in Section 4.1.1(c) and which shall apply to successive Capital Reorganizations.

(e)                                  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Corporation or any successor entity (in a Fundamental Transaction in which the Corporation is not the survivor) shall, at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase a Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of such Warrant on the date of the consummation of such Fundamental Transaction.  “Black Scholes Value” means the value of this Warrant based on the Black - Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiry Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiry Date.  The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction).

4.2          Adjustment Upon Rights Offering

4.2.1                     If and whenever at any time from the date hereof and prior to each applicable Expiry Time, the Corporation fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of not more than ninety (90) days from such record date at a price per share, or at a conversion price per share, of less than 95% of the Current Market Price on such record date (any such issuance being herein called a “Rights Offering” and the Common Shares that may be acquired in exercise of the Rights Offering, or upon conversion of the Convertible Securities offered by the Rights Offering, being herein called the “Offered Shares”) then, in addition to any adjustments pursuant to Section 4.1 above, the Holder will be entitled to acquire, upon the terms applicable to such Rights Offering, the aggregate number of Offered Shares that the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of the Holder’s Warrants then held (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Rights Offering, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Rights Offering (provided, however, to the extent that the Holder’s right to participate in any such Rights Offering would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Rights Offering to such extent (or beneficial ownership of such Common Shares as a result of such Rights Offering to such extent) and such Rights Offering, to such extent, shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Any Offered Shares owned by or held for the account of the Corporation or a Subsidiary shall be deemed not to be outstanding for the purpose of any such computation. If all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the number of Warrant Shares issuable upon exercise of a Warrant shall be readjusted to that number in effect immediately prior to the record date, and such number shall be further adjusted based upon the number of Offered Shares (or Convertible Securities that are convertible into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

4.2.2                     If and whenever at any time from the date hereof and prior to the Expiry Time, the Corporation issues or distributes to all or substantially all the holders of Common Shares: (a) shares of any class other than Common Shares, or (b) rights, options or warrants other than rights, options or warrants to acquire Common Shares or securities convertible into Common Shares exercisable within forty-five (45) days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (c) evidences of indebtedness, or (d) any other cash, securities or other property or assets and that issuance or distribution does not constitute a dividend paid in the ordinary course, a Common Share Reorganization or a Rights Offering (any of those non-excluded events being herein called a “Special Distribution”) then, in each such case, the Holder shall be entitled to participate in such Special Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of the Holder’s Warrants then held (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Special Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Special Distribution (provided, however, to the extent that the Holder’s right to participate in any such Special Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Special Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Special Distribution to such extent) and the portion of such Special Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that a Holder’s Warrants have not been partially or completely exercised at the time of such Special Distribution, such portion of the Special Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised the Holder’s Warrants as to such undistributed amount of the Special Distribution. Any Common Shares owned by or held for the account of the Corporation or a Subsidiary shall be deemed not to be outstanding for the purpose of any such computation. To the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the number of Warrant Shares issuable upon exercise of a Warrant shall be readjusted to the number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

4.3          Adjustment to Exercise Price

4.3.1                     If at any time after the date hereof and prior to each applicable Expiry Time any adjustment in the number of Common Shares purchasable upon the exercise of any Warrant shall occur as a result of the operation of

Section 4.1.1 then the applicable Exercise Price payable upon the subsequent exercise of any Warrants shall be simultaneously adjusted by multiplying the applicable Exercise Price in effect immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the number of Warrant Shares issuable upon exercise of the Warrant, subject to readjustment upon the operation of, and in accordance with, the provisions of Sections 4.1.1(a).

4.4          Entitlement to Shares and Other Securities on Exercise of Warrants

All shares of any class or other securities that a Holder is at the time in question entitled to receive on the exercise of his Warrants, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be shares or other securities which such Holder is entitled to acquire pursuant to such Warrants.

4.5          No Adjustment for Stock Options, etc.

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares, rights, options, warrants or securities exchangeable or convertible into Common Shares, is being made pursuant to this Indenture or pursuant to any stock option, stock purchase or other equity compensation plan in force from time to time for Directors, officers, employees, consultants or other service providers of the Corporation, or being made to satisfy existing instruments issued and outstanding as of the date of this Indenture.

4.6          Determination by Corporation’s Auditors

In the event of any question arising with respect to any adjustments provided for in this Article 4, including the failure to adjust, such question shall be conclusively determined by the Corporation’s Auditors or if they are unwilling or unable to act, by such other firm of independent accountants accredited by the Canadian Public Accountability Board as may be selected by the Directors, and they shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrant Agent, all Holders and all other Persons interested therein.

4.7          Proceedings Prior to Any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Warrant Shares that are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation has sufficient authorized capital and that the Corporation may validly and legally issue as fully-paid and non-assessable all the shares, warrants and other securities which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.8          Action Requiring Adjustment

In case the Corporation, after the date hereof, shall take any action affecting the Common Shares, other than the actions described in this Article 4 which, in the opinion of the Directors or the Warrant Agent would materially affect the rights of the Holders and/or the acquisition rights of the Holders, then that number of Warrant Shares that are to be received upon the exercise of the Warrants shall be adjusted in such manner, if any, and at such time, by action of the Directors, in their discretion as they may reasonably determine to be equitable to the Holders in such circumstances, subject to the prior consent of any stock exchange on which the Corporation’s securities are then listed.

4.9          Certificate of Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Article 4, deliver a certificate of the Corporation to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation’s Auditors verifying such calculation.  The Warrant Agent shall rely, and shall be protected in so doing, upon the certificate of the Corporation or of the Corporation’s Auditor and any other document filed by the Corporation pursuant to this Article 4 for all purposes. The Corporation shall file such certificate of adjustment on a Form 6-K with the SEC on the same date it is submitted to the Warrant Agent.

4.10        Notice of Special Matters

The Corporation covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Holders of its intention to fix a record date that is prior to the Expiry Date for any matter for which an adjustment may be required pursuant to this Article 4.  Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given.  The notice shall be given in each case not less than fourteen (14) days prior to such applicable record date.  If notice has been given and the adjustment is not then determinable, the Corporation shall promptly, after the adjustment is determinable, file with the Warrant Agent a computation of the adjustment and give notice to the Holders of such adjustment computation.

4.11        No Action After Notice

The Corporation covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the Holder of the opportunity to exercise its right of acquisition pursuant thereto during the period of fourteen (14) days after the giving of the certificate or notices set forth in Section 4.9 and Section 4.10, respectively.

4.12        Protection of Warrant Agent

4.12.1              The Warrant Agent:

(a)                                 shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment contemplated by Article 4, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)                                 shall not be accountable with respect to the validity or value (or the kind or amount) of any Warrant Shares or any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(c)                                  shall not be responsible for any failure of the Corporation to issue, transfer or deliver Warrant Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 4;

(d)                                 shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation; and

(e)                                  shall be entitled to act and rely upon the certificates or adjustment calculations of the Corporation and the auditor of the Corporation and any other documents filed by the  Corporation pursuant to Section 4.9, without verification or liability.

4.13        Adjustments Cumulative

The adjustments provided in this Article 4 shall be cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur.

ARTICLE 5
COVENANTS OF THE CORPORATION

5.1          Purchases by the Corporation

Subject to compliance with Securities Laws and approval of applicable regulatory authorities, the Corporation may from time to time purchase on any stock exchange, in the open market, by private contract or otherwise any of the Warrants.  Any such purchase shall be made at the lowest price or prices at which such Warrants are then obtainable (and accepted by the applicable seller(s) of Warrants), plus reasonable costs of purchase, and may be made in such manner, from such Persons, and on such other terms as the Corporation and the applicable seller(s) of such Warrants may agree.  The Warrant Certificates representing Warrants purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Warrant Agent upon the written direction of the Corporation.  No Warrants shall be issued in replacement thereof.

5.2          Issuance of Common Shares

5.2.1                     As long as any Warrants remain outstanding, the Corporation covenants and agrees with the Warrant Agent for the benefit of the Warrant Agent and the Holders as follows:

(a)                                 it will reserve and keep available a sufficient number of Warrant Shares for the purpose of enabling it to satisfy its obligations to issue Warrant Shares upon the exercise of the Warrants;

(b)                                 it will cause the Warrant Shares and the electronic deposit or certificates representing the Warrant Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and deposited or delivered in accordance with the Warrant Certificates and the terms hereof, as applicable;

(c)                                  all Warrant Shares which shall be issued upon exercise of the right to acquire provided for herein and in the Warrant Certificates, upon payment of the applicable Exercise Price provided for herein and in the Warrant Certificates and compliance with all of the applicable terms and conditions hereof and thereof, shall be fully paid and non-assessable;

(d)                                 it will make all requisite filings under applicable law and stock exchange rules, including those necessary to remain a reporting issuer not in default in at least one jurisdiction of Canada and those necessary to report the exercise of the right to acquire Warrant Shares pursuant to Warrants, provided that the foregoing shall not prevent or be construed to prevent or impair the Corporation from completing any merger, arrangement, reorganization, amalgamation, recapitalization, business combination or other similar transaction;

(e)                                  generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture;

(f)                                   it will cause the Warrant Agent to keep open the registers of Holders and transfers of Warrants referred to in Section 2.9 and will not take any action or omit to take any action which would have the effect of preventing the Holders from exercising any of the Warrants or receiving any of the Warrant Shares upon such exercise; and

(g)                                  it will promptly notify the Warrant Agent and the Holders in writing of any default under the terms of this Warrant Indenture which remains unrectified for more than five days following its occurrence.

5.3          Warrant Agent Remuneration and Expenses

The Corporation covenants that it shall pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and shall pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of its duties hereunder (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expenses, disbursement or advance as may arise out of or result from the Warrant Agent’s gross negligence, wilful misconduct or bad faith.  The Warrant Agent shall not have any recourse against the securities or any other property held by it pursuant to this Indenture for payment of its fees. This Section 5.3 shall survive the resignation of the Warrant Agent or the termination of this Indenture. Any amount owing under this Section 5.3 and unpaid thirty (30) days after request for such payment will bear interest from the expiration of such thirty (30) days at a rate per annum equal to the then current rate charged by the Warrant Agent, payable on demand.

5.4          To Perform Covenants

The Corporation shall duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Indenture and that it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Warrant Agent may reasonably require for the better accomplishing and effecting the intentions and provisions of this Indenture.

5.5          Warrant Agent May Perform Covenants

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the Holders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but shall be under no obligation to perform said covenants or to notify the Holders of such performance by it.  All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 5.3.  No such performance, expenditure or advance by the Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

5.6          Securities Qualification Requirements

5.6.1                     If, in the opinion of counsel to the Warrant Agent, any instrument (not including a prospectus) is required to be filed with, or any permission is required to be obtained from the SEC, the Securities Commissions or any stock exchange upon which the Common Shares or the Warrants are listed or any other step is required under Securities Laws before any Warrant Shares, which a Holder is entitled to acquire pursuant to the exercise of any Warrant, may properly and legally be issued upon due exercise thereof and thereafter traded, without further formality or restriction, the Corporation covenants that it will use its commercially reasonable best efforts to take such action as is required or appropriate in the circumstances.

5.6.2                     The Corporation will give or cause to be given notice of the issue of Warrant Shares pursuant to the exercise of Warrants, in such detail as may be required, to the SEC, the Securities Commissions or any stock exchange upon which the Common Shares or the Warrants are listed.

ARTICLE 6
ENFORCEMENT

6.1          Suits by Holders of Warrants

Subject to Section 7.11, all or any of the rights conferred upon any Holder by any of the terms of the Warrant Certificates, Uncertificated Warrants or this Indenture may be enforced by the Holder by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Holders.

6.2          Waiver of Default

Upon the happening of any default hereunder:

(a)                                 the Holders holding Long-Term Warrants exercisable to acquire not less than 66 2/3% of the aggregate number of Warrant Shares that may be acquired pursuant to the exercise of all of the then outstanding Long-Term Warrants, and

(b)                                 the Holders holding Short-Term Warrants exercisable to acquire not less than 66 2/3% of the aggregate number of Warrant Shares that may be acquired pursuant to the exercise of all of the then outstanding Short-Term Warrants, shall each have the power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder affecting the Long-Term Warrants or the Short-Term Warrants, respectively, and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition, provided, however, that the Warrant Agent shall have the power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, if, in the Warrant Agent’s opinion based on the advice of counsel, the same shall have been cured or adequate provision made therefor.

No delay or omission of the Warrant Agent or of the Holders, as applicable, to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or the Holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

ARTICLE 7
MEETINGS OF HOLDERS OF WARRANTS

7.1          Right to Convene Meetings

The Warrant Agent may at any time and from time to time and shall on receipt of a written request of the Corporation or a Holders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by the Holders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Long-Term Holders and/or the Short-Term Holders.  In the event of the Warrant Agent failing, within seven (7) days after receipt of any such request and such indemnity and funding, to give notice convening a meeting, the Corporation or such Holders, as the case may be, may convene such meeting.  Every such meeting shall be held in the City of Ottawa, Ontario, or at such other place as may be approved or determined by the Warrant Agent.

7.2          Notice of Meetings

At least twenty-one (21) calendar days’ notice of any meeting of the Holders shall be given to the Holders in the manner provided in Section 8.2 and a copy thereof must be sent to the Warrant Agent unless the meeting has been called by it and to the Corporation unless the meeting has been called by it.  Such notice must state the time when and the place where the meeting is to be held and state briefly the general nature of the business to be transacted thereat with such information as to enable the Holders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

7.3          Chairman

An individual (who need not be a Holder) designated in writing by the Warrant Agent, shall be the chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Holders present in Person or by proxy shall choose an individual present to be chairman.

7.4          Quorum

Subject to Section 7.12, at any meeting of (a) the Long-Term Holders a quorum shall consist of Long-Term Holders present in Person or by proxy and entitled to acquire at least ten percent (10%) of the aggregate number of Warrant Shares that could be acquired pursuant to the exercise of all of the then outstanding Long-Term Warrants, provided that at least two Persons entitled to vote thereat are personally present or represented by proxy, and (b) the Short-Term Holders a quorum shall consist of Short-Term Holders present in Person or by proxy and entitled to acquire at least ten percent (10%) of the aggregate number of Warrant Shares that could be acquired pursuant to the exercise of all of the then outstanding Short-Term Warrants, provided that at least two Persons entitled to vote thereat are personally present or represented by proxy.  If a quorum is not present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by the Holders or pursuant to a Holders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting.  At the adjourned meeting the Long-Term Holders or Short-Term Holders, as applicable, present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not be entitled to acquire at least ten percent (10%) of the Warrant Shares which may be acquired pursuant to the exercise of all of the then outstanding Warrants.

7.5          Power to Adjourn

The chairman of any meeting at which a quorum is present may with the consent of the meeting adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6          Show Of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided.  At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7          Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Holders and/or proxies for Holders, a poll must be taken in such manner and either at once or after an adjournment, as the chairman directs.  Questions other than Extraordinary Resolutions shall, if a poll is taken, be decided by a majority of the votes cast on the poll.

7.8          Voting

On a show of hands, every Person who is present and entitled to vote, whether as a Holder or as proxy for one or more Holders or both, shall have one vote.  On a poll, each Holder present in Person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each Warrant Share to which that Person is entitled to acquire pursuant to the Warrant or Warrants held or represented by that Person.  A proxy need not be a Holder.  In the case of joint Holders of a Warrant, any one of them present in Person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them is present in Person or by proxy, they must vote together in respect of the Warrants of which they are joint Holders.  The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of any Warrants held or represented by him, but shall not have a second or deciding vote.

7.9          Regulations

7.9.1                     The Warrant Agent or the Corporation with the approval of the Warrant Agent, may from time to time make or vary or restate such regulations as it shall from time to time think fit for the setting of the record date for a meeting for the purpose of determining Holders entitled to receive notice of and to vote at the meeting.

7.9.2                     Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Except as such regulations may provide, the only Persons who shall be recognized at any meeting as Holders, or as entitled to vote or be present at the meeting in respect thereof (subject to Section 7.10), shall be the Holders and Persons whom the Holders have by instrument in writing duly appointed as their proxies.

7.10        Corporation and Warrant Agent May Be Represented

The Corporation and the Warrant Agent, by their respective officers or directors, and the legal advisers of the Corporation and the Warrant Agent, may attend any meeting of the Holders, and shall be recognized and given reasonable opportunity to speak to any resolutions proposed for consideration by the meeting, but shall not be entitled to vote thereat, whether in respect of any Warrants held by them or otherwise.

7.11        Powers Exercisable By Extraordinary Resolution

7.11.1              In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Holders at a meeting shall have the power, exercisable from time to time by Extraordinary Resolution:

(a)                                 to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of such Holders and/or the Warrant Agent in its capacity as Warrant Agent hereunder (subject to the Warrant Agent’s approval) or on behalf of such Holders against the Corporation, whether such rights arise under this
Indenture or the Warrants or otherwise;

(b)                                 to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by such Holders;

(c)                                  to direct or authorize the Warrant Agent (subject to the Warrant Agent receiving funding and indemnity) to enforce any of the covenants on the part of the Corporation contained in this indenture or the Warrants or to enforce any of the rights of such Holders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(d)                                 to waive, authorize and direct the Warrant Agent to waive any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrants either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e)                                  to restrain any such Holder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation contained in this indenture or the Warrants or to enforce any of the rights of such Holders;

(f)                                   to direct any such Holder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Holder in connection therewith;

(g)                                  to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with the holders of any shares or securities of the Corporation, wherever such assent may be required;

(h)                                 to assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission; and

(i)                                     with the consent of the Corporation, such consent not to be unreasonably withheld, from time to time and at any time to remove the Warrant Agent or its successor in office and appoint a successor Warrant Agent to take the place of the Warrant Agent so removed.

7.12        Meaning of “Extraordinary Resolution”

7.12.1              The expression “Extraordinary Resolution” when used in this Indenture means, subject as provided in this Article, a resolution proposed to be passed at a meeting of Long-Term Holders or Short-Term Holders, as applicable, duly convened and held in accordance with the provisions of this Article 7 at which there are Long-Term Holders or Short-Term Holders, as applicable, present in Person or by proxy who are entitled to acquire at least ten percent (10%) of the aggregate number of Warrants Shares that may be acquired pursuant to the exercise of all of the then outstanding Long-Term Warrants or Short-Term Warrants, as applicable, and passed by the affirmative votes of the Long-Term Holders or Short-Term Holders, as applicable, entitled to acquire at least 66 2/3% of the aggregate number of

Warrant Shares that may be acquired pursuant to the exercise of all of the then outstanding Long-Term Warrants or Short-Term Warrants, as applicable, represented at the meeting and voted on a poll upon such resolution.

7.12.2              If, at any such meeting, the Holders entitled to acquire at least ten percent (10%) of the Warrant Shares that may be acquired pursuant to the exercise of all of the then outstanding Long-Term Warrants or Short-Term Warrants, as applicable, are not present in Person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of the Holders, shall be dissolved; but in any other case it shall stand adjourned to the third Business Day following the date of such meeting, at the same time and place.  At the adjourned meeting, the Long-Term Holders or Short-Term Holders, as applicable, present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 7.12.1 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that Long-Term Holders or Short-Term Holders, as applicable, entitled to acquire at least ten percent (10%) of the Warrant Shares that may be acquired pursuant to the exercise of all of the then outstanding Long-Term Warrants or Short-Term Warrants, as applicable, are not present in Person or by proxy at such adjourned meeting.

7.12.3              Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

7.13        Powers Cumulative

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or combination of powers thereafter from time to time.

7.14        Minutes

Minutes of all resolutions and proceedings at every meeting of Holders shall be made and duly entered in books to be from time to time provided for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or secretary of the meeting at which such resolutions were passed or proceedings had, or by the chairman or secretary of the next succeeding meeting (if any) of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat, to have been duly passed and taken.

7.15        Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Holders at a meeting held as hereinbefore provided in this Article may also be taken and exercised by Holders entitled to acquire at least 66 2/3% of the Warrant Shares that may be acquired pursuant to the exercise of all of the then outstanding Long-Term Warrants or Short-Term Warrants, as applicable, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

7.16        Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Holders shall be binding upon all Holders of the same series of Warrants, whether present at or absent from such meeting, and every instrument in writing signed by the Holders in accordance with Section 7.15 shall be binding upon all the Holders of the same series of Warrants, whether signatories thereto or not, and each and every Holder shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.  In the case of an instrument in writing, the Warrant Agent shall give notice of the effect of the instrument in writing to all Holders of such series and the Corporation as soon as reasonably practicable.

7.17        Holdings by Corporation and its Subsidiaries Disregarded

In determining whether a Holder holding Warrant Certificates evidencing the entitlement to acquire the required number of Warrant Shares are present at a meeting of Holders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Holders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation and not cancelled shall be disregarded in accordance with the provisions of Section 11.5.

ARTICLE 8
NOTICES

8.1          Notice to the Corporation and the Warrant Agent

8.1.1                     Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered or if sent by first class mail or registered letter, postage prepaid, email, or by facsimile transmission:

if to the Corporation:

411 Legget Drive, Suite 600
Ottawa, Ontario K2K 3C9
Attention: Chief Financial Officer

if to the Warrant Agent:

[insert]

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or if sent by facsimile or email transmission, on the first Business Day following such transmission or, if mailed, on the fifth Business Day following the date of the postmark on such notice.

8.1.2                     The Corporation or the Warrant Agent, as the case may be, may from time to time notify the others in the manner provided in Section 8.1 of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

8.2          Notice to Holders of Warrants

Except as herein otherwise expressly provided and subject to Section 8.3, any notice required or permitted to be given to Holders under the provisions of this Indenture shall be deemed to be validly given if personally delivered or if sent by ordinary post to the Holders at their addresses appearing in one of the registers hereinbefore mentioned.  Any notice so sent shall be deemed to have been received on the next Business Day after the date of delivery to such address or, if mailed, on the fifth Business Day following the date on which it was mailed.  In the event that Warrants are held in the name of CDS or DTC, a copy of such notice shall also be sent by electronic communication to CDS or DTC and shall be deemed received and given on the day it is so sent.  Accidental error or omission in giving notice or accidental failure to give notice to Holders shall not invalidate any action or proceeding founded thereon.  In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

8.3          Mail Service Information

8.3.1                     If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Holders, the Warrant Agent or the Corporation would be unlikely to reach its destination in the ordinary course of mail, such notice shall be valid and effective only if the notice is:

(a)                                 in the case of the Warrant Agent or the Corporation, delivered to an officer of the party to which it is addressed or if sent to such party, at the appropriate address in accordance with Section 8.1 by facsimile or other means of prepaid transmitted or recorded communication; and

(b)                                 If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Holders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to such Holders to the address for such Holder contained in the register maintained by the Warrant Agent or such notice may be given, at the Corporation’s expense, by means of publication in the Globe and Mail, National Edition, or any other English language daily newspaper or newspapers of general circulation in Canada and The Wall Street Journal, in each two successive weeks,  the first such notice to be published within five (5) Business Days of such event.

8.3.2                     Any notice given to the Holders by publication shall be deemed to have been given on the last day on which publication shall have been effected as required pursuant to Section 8.3.1.

ARTICLE 9
CONCERNING THE WARRANT AGENT

9.1          Warrant Indenture Legislation

9.1.1                     The expression “Indenture Legislation” means the provisions, if any, of any statute of Canada or any province thereof, and of any regulations under any such statute, relating to warrant indentures and to the rights, duties and obligations of warrant agents under warrant indentures and of corporations issuing their securities under warrant indentures, to the extent that such provisions may at the time be in force and applicable to this Indenture or the Corporation.

9.1.2                     The Corporation and the Warrant Agent agree that each shall at all times in relation to this Indenture and in relation to any action to be taken hereunder observe and comply with and be entitled to the benefits of Indenture Legislation.

9.1.3                     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

9.2          No Conflict of Interest

The Warrant Agent represents to the Corporation to the best of its knowledge that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in its duties and obligations as a warrant agent hereunder.  In the event of a material conflict of interest arising in the Warrant Agent’s role as warrant agent hereunder the Warrant Agent shall, as soon as practicable but in any case within ninety (90) days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its duties and obligations hereunder to a successor Warrant Agent approved by the Corporation.  Notwithstanding the foregoing provisions of this Section, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate(s) shall not be affected in any manner whatsoever by reason hereof.

9.3          Replacement of Warrant Agent

9.3.1                     The Warrant Agent may resign and be discharged from all duties and liabilities hereunder by giving to the Corporation at least forty-five (45) days’ notice in writing or such shorter notice as the Corporation may accept as sufficient.  The Holders by Extraordinary Resolution shall have the power at any time to remove the existing Warrant Agent and to appoint a new warrant agent.  If the Warrant Agent resigns or is removed by Extraordinary Resolution or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Holders; failing such appointment by the Corporation, the retiring Warrant Agent or any Holder may apply to a judge of a court having jurisdiction, on such notice as such judge may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Holders.  Any new warrant agent appointed under any provision of this Section must be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by the applicable warrant indenture legislation of any other province, in that other province, and must be a corporation which is independent of the Corporation and has no material conflict of interest.  On any new appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurances conveyance, act or deed.  If, for any reason, it becomes necessary or expedient to execute any further deed or assurance, the former Warrant Agent shall, at the expense of the Corporation, execute the same in favour of the new warrant agent.

9.3.2                     Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Warrant Agent shall be a party or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor warrant agent under this Indenture without the execution of any instrument or any further act.

9.3.3                     Upon the appointment of a new warrant agent, the Corporation shall promptly notify the Holders thereof in the manner prescribed by Section 8.2 hereof.

9.4          Evidence, Experts and Advisers

9.4.1                     In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Indenture Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

9.4.2                     In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to any provision hereof or any Indenture Legislation or pursuant to a request of the Warrant Agent, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and acceptability of any information therein contained which the Warrant Agent in good faith believes to be genuine.

9.4.3                     Proof of the execution of an instrument in writing, including a Holders’ Request, by any Holder may be made by the certificate of a notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to it the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate.

9.4.4                     The Warrant Agent may, at the expense of the Corporation, employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or gross negligence on the part of any such experts or advisers who have been appointed with reasonable care by the Warrant Agent.  The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

9.4.5                     The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

9.5          Warrant Agent May Deal in Securities

Subject to Section 9.2, the Warrant Agent may buy, sell, lend upon and deal in securities of the Corporation and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

9.6          Warrant Agent Not Ordinarily Bound

Except as otherwise specifically provided herein, the Warrant Agent shall not, subject to the provisions of Indenture Legislation, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained.

9.7          Warrant Agent Not Required To Give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution or administration of its duties under this Indenture or otherwise in respect of the premises.

9.8          Warrant Agent Not Required To Give Notice of Default

The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required to do so under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.  Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

9.9          Acceptance of Appointment

The Warrant Agent hereby accepts its appointment as warrant agent under this Indenture and agrees to perform its duties hereunder upon the terms and conditions herein set forth or referred to unless and until discharged therefrom by resignation or in some other lawful way.

9.10        Duties of Warrant Agent

9.10.1              The Warrant Agent, in exercising its powers and discharging its duties hereunder, shall:

(a)                                 act honestly and in good faith; and

(b)                                 exercise the care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances.

9.11        Actions by Warrant Agent

9.11.1              The Warrant Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Holders.

9.11.2              Subject only to Section 9.9, the obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Holders hereunder shall be conditional upon the Holders delivering to the Warrant Agent:

(a)                                 a Holders’ Request or Extraordinary Resolution directing the Warrant Agent to take such act, action, or proceeding;

(b)                                 sufficient funds to commence or continue such act, action or proceeding; and

(c)                                  an indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damages it may suffer by reason thereof.

9.11.3              None of the provisions contained in this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

9.11.4              The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Holders, at whose instance it is acting, to deposit with the Warrant Agent the Warrants held by them, for which Warrants the Warrant Agent shall issue receipts.

9.11.5              Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of applicable law.

9.12        Protection of Warrant Agent

9.12.1              By way of supplement to the provisions of any law for the time being relating to Warrant Agents it is expressly declared and agreed as follows:

(a)                                 the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.10 or in the Authentication of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)                                 nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)                                  the Warrant Agent shall not be bound to give notice to any Person or Persons of the execution hereof; and

(d)                                 notwithstanding the foregoing or any other provision of this Indenture, any liability of the Warrant Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Corporation to the Warrant Agent under this Indenture in the twelve months immediately prior to the Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

9.13        Indemnification of the Warrant Agent

The Warrant Agent and its officers, directors, employees, agents, successor and assigns shall at all times be indemnified and saved harmless by the Corporation from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Indenture, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Warrant Agent contemplated hereby, legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Warrant Agent may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Warrant Agent.  The foregoing provisions of this Section 9.13 do not apply to the extent that in any circumstances there have been acts of gross negligence, wilful misconduct or bad faith by the Warrant Agent or its officers, directors, employees, agents, successor and assigns.  This indemnity shall survive the termination or discharge of this Indenture and the resignation or removal of the Warrant Agent.

9.14        Third Party Interests

Each party to this Indenture hereby represents to the Warrant Agent that any account to be opened by, or interest to held by the Warrant Agent in connection with this Indenture, for or to the credit of such party, either (a) is not intended to be used by or on behalf of any third party, or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

9.15        Not Bound To Act

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist legislation or economic sanctions legislation, regulation or guideline.  Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering,  anti-terrorist legislation or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the Corporation, provided (a) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance, and (b) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

9.16        Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.   The Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

9.17        Documents, Monies, etc. Held by Warrant Agent

9.17.1              Any monies, securities, documents of title or other instruments that may at any time be held by the Warrant Agent shall be placed in the deposit vaults of the Warrant Agent or of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada), or deposited for safekeeping with any such bank. Any monies held pending the application or withdrawal thereof under any provisions of this Indenture, shall be held, invested and reinvested in “Permitted Investments” as directed in writing by the Corporation. “Permitted Investments” shall be treasury bills guaranteed by the Government of Canada having a term to maturity not to exceed ninety (90) days, or term deposits or bankers’ acceptances of a Canadian chartered bank having a term to maturity not to exceed ninety (90) days, or such other investments that is in accordance with the Warrant Agent’s standard type of investments.  Unless otherwise specifically provided herein, all interest or other income received by the Warrant Agent in respect of such deposits and investments shall belong to the Corporation.

9.17.2              Any written direction for the investment or release of funds received shall be received by the Warrant Agent by 9:00 a.m. (Eastern time) on the Business Day on which such investment or release is to be made, failing which such direction will be handled on a commercially reasonable efforts basis and may result in funds being invested or released on the next Business Day.

9.17.3              The Warrant Agent shall have no responsibility or liability for any diminution of any funds resulting from any investment made in accordance with this Indenture, including any losses on any investment liquidated prior to maturity in order to make a payment required hereunder.

9.17.4              In the event that the Warrant Agent does not receive a direction or only a partial direction, the Warrant Agent may hold cash balances constituting part or all of such monies and may, but need not, invest same in its deposit department, the deposit department of one of its affiliates, or the deposit department of a Canadian chartered bank; but the Warrant Agent, its affiliates or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

9.18        Actions by Warrant Agent to Protect Interest

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Holders.

9.19        Warrant Agent Not to be Appointed Receiver.

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.20        Compliance with Privacy Code.

The Corporation acknowledges that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)                                 to provide the services required under this Indenture and other services that may be requested from time to time;

(b)           to help the Warrant Agent manage its servicing relationships with such individuals;

(c)           to meet the Warrant Agent’s legal and regulatory requirements; and

(d)                                 if Social Insurance Numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

The Corporation acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Warrant Agent shall make available on its website or upon request, including revisions thereto.  Some of this personal information may be transferred to servicers in the United States for data processing and/or storage.  Further, the Corporation agrees that it shall not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless the Corporation has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

ARTICLE 10
SUPPLEMENTAL INDENTURES

10.1        Supplemental Indentures

10.1.1              From time to time the Warrant Agent and, when authorized by a resolution of its Directors, the Corporation may, subject to the provisions hereof, and they shall, when required by this Indenture, but subject always to the prior written consent, if required, of any stock exchange on which the Common Shares or the Warrants may be listed, execute, acknowledge and deliver, by their proper officers, deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)                                 adding to the covenants of the Corporation herein contained for the protection of the Holders in addition to those herein specified;

(b)                                 making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder provided that the Warrant Agent shall be of the opinion, relying on the advice of its counsel, that such provisions shall not be prejudicial to the interests of the Holders;

(c)                                  adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates and making any modification in the form of the Warrant Certificate which does not affect the substance thereof;

(d)                                 evidencing the succession, or successive successions, of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)                                  giving effect to any Extraordinary Resolution passed as provided in Article 7;

(f)                                   setting forth adjustments in the application of the provisions of Article 4;

(g)                                  modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, relying on the advice of counsel, such modification or relief in no way prejudices any of the rights of the Holders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative;

(h)                                 providing for the issuance of additional Warrants hereunder, including Warrants in excess of the number set out in Section 2.1.1 and any consequential amendments hereto as may be required by the Warrant Agent relying on the advice of counsel; and

(i)                                     for any other purpose not inconsistent with the terms of this Indenture, provided that in the opinion of the Warrant Agent relying on the advice of counsel, the rights of the Warrant Agent and of the Holders are in no way prejudiced thereby.

10.1.2              The Warrant Agent may also, without the consent or concurrence of the Holders, by supplemental indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture which it has been advised by its counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Warrant Agent, relying on the advice of counsel, the rights of the Warrant Agent and of the Holders are in no way prejudiced thereby.

10.2        Successor Entities.

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to or with another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

ARTICLE 11
GENERAL PROVISIONS

11.1        Execution

This Indenture may be simultaneously executed in several counterparts, and may be executed by facsimile or other means of electronic communication producing a printed copy, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

11.2        Rights of Rescission

Should a Holder exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, and the Holder’s funds which were paid on exercise have already been released to the Corporation by the Warrant Agent, the Warrant Agent shall not be responsible for ensuring the exercise is cancelled and a refund is paid back to the Holder.  In such cases, the Holder shall seek a refund directly from the Corporation and subsequently, the Corporation shall instruct the Warrant Agent in writing, to cancel the exercise transaction and any Warrant Shares on the register, which may have already been issued upon the Warrant exercise.  In the event that any payment is received from the Corporation by virtue of the Holder being a stakeholder for such Warrants that were subsequently rescinded, such payment must be returned to the Corporation by such Holder.  The Warrant Agent shall not be under any duty or obligation to take any steps to ensure that the funds are returned pursuant to this Section 11.2, nor shall the Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this Section 11.2.  Notwithstanding the foregoing, in the event that the Corporation provides the refund to the Warrant Agent for distribution to the Holder, the Warrant Agent shall return such funds to the Holder as soon as reasonably practicable, and in so doing, the Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds.

11.3        Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

11.4        Termination

This Indenture shall continue in full force and effect until the earlier of: (a) the Long-Term Warrant Expiry Time, and (b) the date that no Warrants are outstanding hereunder; provided that this

Indenture shall continue in effect thereafter, if applicable, until the Corporation and the Warrant Agent have fulfilled all of their respective obligations under this Indenture.

11.5        Warrants Owned by the Corporation or its Subsidiaries — Certificate to be Provided

For the purpose of disregarding any Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation in Section 7.17 hereof, the Corporation shall provide to the Warrant Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

(a)                                 the names (other than the name of the Corporation) of the Holders which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any Subsidiary of the Corporation; and

(b)                                 the number of Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation which have not been cancelled;

and the Warrant Agent, in making the computations in Section 7.17 hereof, shall be entitled to rely on such certificate without any additional evidence.

11.6        Provisions of Indenture and Warrants for the Sole Benefit of Parties and Holders

Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or be construed to give to any Person other than the parties thereto and the Holders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Holders.

11.7        Stock Exchange Consents

Any action provided for in this Indenture requiring the prior consent of any stock exchange upon which the Common Shares or Warrants, as applicable, may be listed shall not be completed until the requisite consent is obtained.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed these presents under the hands of their proper officers in that behalf.

DRAGONWAVE INC.

By:
Authorized Signing Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signing Officer

By:
Authorized Signing Officer

COMPUTERSHARE TRUST N.A.

By:
Authorized Signing Officer

By:
Authorized Signing Officer

[Signature Page to Warrant Indenture]

SCHEDULE “A”

FORM OF LONG-TERM WARRANT CERTIFICATE

Certificate No. • CUSIP: •	Representing Long-Term Warrants
ISIN: •

LONG-TERM COMMON SHARE PURCHASE WARRANTS

OF

DRAGONWAVE INC.

THIS CERTIFICATE IS TO CERTIFY that for value received • (herein referred to as the “Holder”) is the registered holder of the number of Long-Term Warrants of DragonWave Inc. (the “Corporation”) stated above, and subject to adjustment and penalty provisions as set forth in the Warrant Indenture (as defined below), is entitled to acquire, at any time after the date hereof and up until 4:30 p.m. (Eastern time) on [date] or the next succeeding Business Day if such date is not a Business Day (the “Expiry Date”), upon payment of $[  ] (the “Exercise Price”), payable in United States currency, for each Long-Term Warrant represented hereby, one common share of the Corporation (a “Common Share”), all in the manner and subject to the restrictions and adjustments set forth in the Warrant Indenture (as hereinafter defined).

Any capitalized term in this Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the warrant indenture (“Warrant Indenture”) dated as of [  ], 2016 between the Corporation and Computershare Trust Company of Canada (the “Warrant Agent”). In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Reference is hereby made to the Warrant Indenture for a full description of the rights of the holders of the Long-Term Warrants, the Corporation and the Warrant Agent in respect thereof, and the terms and conditions upon which the Long-Term Warrants evidenced hereby are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth.  By acceptance of this Warrant Certificate, the Holder assents to all provisions of the Warrant Indenture.  To the extent that the terms and conditions set forth in this Warrant Certificate conflict with the terms and conditions of the Warrant Indenture, the Warrant Indenture shall prevail.  The Corporation will furnish to the holder of this Warrant Certificate, upon request and without charge, a copy of the Warrant Indenture.

In the event that prior to the Expiry Date, the Holder has not exercised the Long-Term Warrants represented hereby in accordance with the terms of the Warrant Indenture, then any Long-Term Warrants represented by this Warrant Certificate which have not been so exercised shall be deemed to have expired and shall be of no further force and effect as of 4:30 p.m. (Eastern time) on the Expiry Date.

Upon exercise, the Long-Term Warrants so exercised shall be void and of no value or effect.

Certificates representing the Common Shares issued upon exercise of the Long-Term Warrants (reflecting any adjustments as provided herein and in the Warrant Indenture) shall, within three (3) Business Days after the Exercise Date, be mailed by the Corporation to the address of the Holder

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thereof last appearing on the register of Holders maintained by the Warrant Agent or delivered via deposit and withdrawal at custodian (“DWAC”) to the participating broker and account specified by the Holder.

The right to acquire Common Shares may only be exercised by the Holder within the time set forth above by:

(a)                                 duly completing and executing the Exercise Form attached hereto;

(b)                                 by providing a certified cheque, bank draft or money order in lawful money of the United States payable to the order of the Corporation or a wire transfer of funds to the Warrant Agent as set forth in the Indenture for the aggregate purchase price of the Common Shares so subscribed; and

(c)                                  if, but only if, this exercise is for the entire number of Warrant Shares issuable upon exercise of this Warrant, surrendering this Warrant Certificate to the Warrant Agent at the Warrant Agency,

all in accordance with Section 3.2 of the Warrant Indenture.

The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

The Long-Term Warrants represented by this Certificate shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the offices referred to above.

Upon delivery of the Exercise Form, the Person or Persons in whose name or names the Common Shares issuable upon exercise of the Long-Term Warrants are to be issued shall be deemed for all purposes (except as provided in the Warrant Indenture) to be the holder or holders of record of such Common Shares so long as payment of the Exercise Price is made within two (2) Business Days, and the Corporation has covenanted that it will (subject to the provisions of the Warrant Indenture) cause a certificate or certificates representing the Warrant Shares to be delivered via DWAC or mailed to the Person or Persons at the address or addresses specified in the Exercise Form within three (3) Business Days.

The Warrant Indenture provides for adjustments to certain rights of Holders including the number of Common Shares issuable upon exercise of the Long-Term Warrants upon subdivision, consolidation or reclassification of the Common Shares or Capital Reorganizations and certain distributions of securities, including rights, options or warrants to purchase Common Shares or securities convertible or exchangeable into Common Shares or assets of the Corporation.  The Holder should refer to the Warrant Indenture which provides for adjustments in certain other events.

The terms and conditions relating to the Long-Term Warrants and this Warrant Certificate may be modified, changed or added to in accordance with the provisions of the Warrant Indenture.  The Warrant Indenture contains provisions making binding upon all Holders of Long-Term Warrants outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions and instruments in writing signed by the Holders entitled to acquire a specified percentage

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of the Common Shares which may be acquired pursuant to the exercise of all of the then outstanding Long-Term Warrants.

The holding of the Long-Term Warrants as evidenced by this Warrant Certificate shall not constitute, or be construed as conferring upon, a Holder any right or interest whatsoever as a shareholder of the Corporation except such rights as may be provided in the Warrant Indenture or in this Warrant Certificate.

The Holder of this Warrant Certificate may, upon compliance with the reasonable requirements of the Warrant Agent and upon surrender of this Warrant Certificate, exchange this Warrant Certificate for another Warrant Certificate or Warrant Certificates entitling the Holder thereof to receive, in the aggregate, the same number of Common Shares as are issuable under this Warrant Certificate.

The Long-Term Warrants evidenced by this Warrant Certificate may only be transferred in accordance with applicable Securities Laws and upon due execution and delivery to the Warrant Agent of a Transfer Form in the form attached hereto and in compliance with all the conditions prescribed in the Warrant Indenture and compliance with such other reasonable requirements as the Warrant Agent may prescribe.

This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent under the Warrant Indenture.

The Holder of this Warrant Certificate expressly acknowledges having requested, and consents to, the drawing in the English language only of this Warrant Certificate evidencing the Long-Term Warrants registered in his name and all documents relating to such Long-Term Warrants. Le détenteur inscrit du présent certificat de bons de souscription reconnaît expressément avoir demandé et consenti que le présent certificat attestant qu’il est le détenteur inscrit de bons de souscription, ainsi que tous les documents s’y rapportant, soient rédigés en anglais seulement.

Time shall be of the essence hereof.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed as of the [  ], 2016.

DRAGONWAVE INC.

By:
Authorized Signing Officer

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signing Officer

[Signature Page to Warrant Certificate]

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EXERCISE FORM

TO:	DRAGONWAVE INC. (the “Corporation”)

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned holder of the Long-Term Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire                        (A) Common Shares of the Corporation.

Exercise Price Payable:
((A) multiplied by $[ ], subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Common Shares that are issuable pursuant to the exercise of such Long-Term Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

It is understood that the Corporation and Computershare Trust Company of Canada may require evidence to verify compliance with applicable Securities Laws.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Common Shares

Please print full name in which certificates representing the Common Shares are to be issued.  If any Common Shares are to be issued to a person or persons other than the Holder, the Holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Transfer Form must be duly executed.

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Dated this         day of                         ,             .

Signature Guaranteed	Signature of Registered Holder

Name of Registered Holder

☐                                    Please check box if certificates representing these Common Shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates shall be mailed to the address set forth above.

Instructions:

The Holder may exercise his right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised, together with the applicable payment therefor, to Computershare Trust Company of Canada, [insert Toronto address].  Certificates for Common Shares shall be delivered or mailed within three (3) Business Days after the exercise of the Long-Term Warrants.

If the Exercise Form indicates that Common Shares are to be issued to a Person or Persons other than the Holder of the Certificate, the signature on this Exercise Form must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any Person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation.

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TRANSFER FORM

TO:        COMPUTERSHARE TRUST COMPANY OF CANADA

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

                                                                                                                                                                                                     (print name and address) the Long-Term Warrants represented by this Warrant Certificate and hereby irrevocable constitutes and appoints                      as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

DATED this      day of                 , 20    .

SPACE FOR GUARANTEES OF SIGNATURES (BELOW))
)
	)	Signature of Transferor
)
)
Guarantor’s Signature/Stamp	)	Name of Transferor
)

CERTAIN REQUIREMENTS RELATING TO TRANSFERS — READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  All securityholders or a legally authorized representative must sign this form.  The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•                  Canada and the USA:  A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program.  The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•                  Canada:  A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust.  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number.  Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature

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Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•                  Outside North America:  For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program.  The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words:  “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

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SCHEDULE “B”

FORM OF SHORT-TERM WARRANT CERTIFICATE

Certificate No. • CUSIP: •	Representing Short-Term Warrants
ISIN: •

SHORT-TERM COMMON SHARE PURCHASE WARRANTS

OF

DRAGONWAVE INC.

THIS CERTIFICATE IS TO CERTIFY that for value received • (herein referred to as the “Holder”) is the registered holder of the number of Short-Term Warrants of DragonWave Inc. (the “Corporation”) stated above, and subject to adjustment and penalty provisions as set forth in the Warrant Indenture (as defined below), is entitled to acquire, at any time after the date hereof and up until 4:30 p.m. (Eastern time) on [date] or the next succeeding Business Day if such date is not a Business Day (the “Expiry Date”), upon payment of $[  ] (the “Exercise Price”), payable in United States currency, for each Short-Term Warrant represented hereby, one common share of the Corporation (a “Common Share”), all in the manner and subject to the restrictions and adjustments set forth in the Warrant Indenture (as hereinafter defined).

Any capitalized term in this Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the warrant indenture (“Warrant Indenture”) dated as of [  ], 2016 between the Corporation and Computershare Trust Company of Canada (the “Warrant Agent”). In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Reference is hereby made to the Warrant Indenture for a full description of the rights of the holders of the Short-Term Warrants, the Corporation and the Warrant Agent in respect thereof, and the terms and conditions upon which the Short-Term Warrants evidenced hereby are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth.  By acceptance of this Warrant Certificate, the Holder assents to all provisions of the Warrant Indenture.  To the extent that the terms and conditions set forth in this Warrant Certificate conflict with the terms and conditions of the Warrant Indenture, the Warrant Indenture shall prevail.  The Corporation will furnish to the holder of this Warrant Certificate, upon request and without charge, a copy of the Warrant Indenture.

In the event that prior to the Expiry Date, the Holder has not exercised the Short-Term Warrants represented hereby in accordance with the terms of the Warrant Indenture, then any Short-Term Warrants represented by this Warrant Certificate which have not been so exercised shall be deemed to have expired and shall be of no further force and effect as of 4:30 p.m. (Eastern time) on the Expiry Date.

Upon exercise, the Short-Term Warrants so exercised shall be void and of no value or effect.

Certificates representing the Common Shares issued upon exercise of the Short-Term Warrants (reflecting any adjustments as provided herein and in the Warrant Indenture) shall, within three (3) Business Days after the Exercise Date, be mailed by the Corporation to the address of the Holder

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thereof last appearing on the register of Holders maintained by the Warrant Agent or delivered via deposit and withdrawal at custodian (“DWAC”) to the participating broker and account specified by the Holder.

The right to acquire Common Shares may only be exercised by the Holder within the time set forth above by:

(d)                                 duly completing and executing the Exercise Form attached hereto;

(e)                                  by providing a certified cheque, bank draft or money order in lawful money of the United States payable to the order of the Corporation or a wire transfer of funds to the Warrant Agent as set forth in the Indenture for the aggregate purchase price of the Common Shares so subscribed; and

(f)                                   if, but only if, this exercise is for the entire number of Warrant Shares issuable upon exercise of this Warrant, surrendering this Warrant Certificate to the Warrant Agent at the Warrant Agency,

all in accordance with Section 3.2 of the Warrant Indenture.

The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

The Short-Term Warrants represented by this Certificate shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the offices referred to above.

Upon delivery of the Exercise Form, the Person or Persons in whose name or names the Common Shares issuable upon exercise of the Short-Term Warrants are to be issued shall be deemed for all purposes (except as provided in the Warrant Indenture) to be the holder or holders of record of such Common Shares so long as payment of the Exercise Price is made within two (2) Business Days, and the Corporation has covenanted that it will (subject to the provisions of the Warrant Indenture) cause a certificate or certificates representing the Warrant Shares to be delivered via DWAC or mailed to the Person or Persons at the address or addresses specified in the Exercise Form within three (3) Business Days.

The Warrant Indenture provides for adjustments to certain rights of Holders including the number of Common Shares issuable upon exercise of the Short-Term Warrants upon subdivision, consolidation or reclassification of the Common Shares or Capital Reorganizations and certain distributions of securities, including rights, options or warrants to purchase Common Shares or securities convertible or exchangeable into Common Shares or assets of the Corporation.  The Holder should refer to the Warrant Indenture which provides for adjustments in certain other events.

The terms and conditions relating to the Short-Term Warrants and this Warrant Certificate may be modified, changed or added to in accordance with the provisions of the Warrant Indenture.  The Warrant Indenture contains provisions making binding upon all Holders of Short-Term Warrants outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions and instruments in writing signed by the Holders entitled to acquire a specified percentage

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of the Common Shares which may be acquired pursuant to the exercise of all of the then outstanding Short-Term Warrants.

The holding of the Short-Term Warrants as evidenced by this Warrant Certificate shall not constitute, or be construed as conferring upon, a Holder any right or interest whatsoever as a shareholder of the Corporation except such rights as may be provided in the Warrant Indenture or in this Warrant Certificate.

The Holder of this Warrant Certificate may, upon compliance with the reasonable requirements of the Warrant Agent and upon surrender of this Warrant Certificate, exchange this Warrant Certificate for another Warrant Certificate or Warrant Certificates entitling the Holder thereof to receive, in the aggregate, the same number of Common Shares as are issuable under this Warrant Certificate.

The Short-Term Warrants evidenced by this Warrant Certificate may only be transferred in accordance with applicable Securities Laws and upon due execution and delivery to the Warrant Agent of a Transfer Form in the form attached hereto and in compliance with all the conditions prescribed in the Warrant Indenture and compliance with such other reasonable requirements as the Warrant Agent may prescribe.

This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent under the Warrant Indenture.

The Holder of this Warrant Certificate expressly acknowledges having requested, and consents to, the drawing in the English language only of this Warrant Certificate evidencing the Short-Term Warrants registered in his name and all documents relating to such Short-Term Warrants. Le détenteur inscrit du présent certificat de bons de souscription reconnaît expressément avoir demandé et consenti que le présent certificat attestant qu’il est le détenteur inscrit de bons de souscription, ainsi que tous les documents s’y rapportant, soient rédigés en anglais seulement.

Time shall be of the essence hereof.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed as of the [  ], 2016.

DRAGONWAVE INC.

By:
Authorized Signing Officer

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signing Officer

[Signature Page to Warrant Certificate]

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EXERCISE FORM

TO:	DRAGONWAVE INC. (the “Corporation”)

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned holder of the Short-Term Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire                 (A) Common Shares of the Corporation.

Exercise Price Payable:
((A) multiplied by $[ ], subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Common Shares that are issuable pursuant to the exercise of such Short-Term Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

It is understood that the Corporation and Computershare Trust Company of Canada may require evidence to verify compliance with applicable Securities Laws.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Common Shares

Please print full name in which certificates representing the Common Shares are to be issued.  If any Common Shares are to be issued to a person or persons other than the Holder, the Holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Transfer Form must be duly executed.

"B" - 5

Dated this         day of                         ,             .

Signature Guaranteed	Signature of Registered Holder

Name of Registered Holder

☐                                    Please check box if certificates representing these Common Shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates shall be mailed to the address set forth above.

Instructions:

The Holder may exercise his right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised, together with the applicable payment therefor, to Computershare Trust Company of Canada, [insert Toronto address].  Certificates for Common Shares shall be delivered or mailed within three (3) Business Days after the exercise of the Short-Term Warrants.

If the Exercise Form indicates that Common Shares are to be issued to a Person or Persons other than the Holder of the Certificate, the signature on this Exercise Form must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any Person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation.

"B" - 6

TRANSFER FORM

TO:        COMPUTERSHARE TRUST COMPANY OF CANADA

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

                                                                                                                                                                                                (print name and address) the Short-Term Warrants represented by this Warrant Certificate and hereby irrevocable constitutes and appoints                      as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

DATED this      day of                 , 20    .

SPACE FOR GUARANTEES OF SIGNATURES (BELOW))
)
	)	Signature of Transferor
)
)
Guarantor’s Signature/Stamp	)	Name of Transferor
)

CERTAIN REQUIREMENTS RELATING TO TRANSFERS — READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  All securityholders or a legally authorized representative must sign this form.  The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•                  Canada and the USA:  A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program.  The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•                  Canada:  A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust.  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number.  Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature

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Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•                  Outside North America:  For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program.  The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words:  “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

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SCHEDULE “C”

WIRE TRANSFER DETAILS